SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

HECLA MINING COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________________________________________________________________________
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March 26, 2007

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Hecla Mining Company, which will be held in the Isabella Room at The Davenport Hotel, located at 10 S. Post St., Spokane, Washington, on Friday, May 4, 2007, at 10:30 a.m., Pacific Daylight Time. Driving directions to The Davenport Hotel can be found on the back cover of this document.

     At the meeting, shareholders will be asked to elect three directors.

     In addition, reports of the company’s operations and other matters of interest will be made at the meeting. For information with respect to these matters, please refer to the Notice of Meeting and Proxy Statement.

     It is important that your shares be represented at the meeting whether or not you personally are able to attend. You can simplify your voting and reduce Hecla Mining Company’s costs by voting your shares via telephone or the Internet. The telephone and Internet voting procedures are designed to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker. Therefore, we recommend that you follow the voting instructions on the form you receive with this mailing. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

Sincerely,

Phillips S. Baker, Jr. President and Chief Executive Officer

You may elect to receive future notices of meetings, proxy materials and annual reports electronically via the Internet. If you have previously consented to electronic delivery, your consent will remain in effect until withdrawn. If you have not yet enrolled in Hecla Mining Company’s Internet delivery program, we strongly encourage you to do so as it is a cost-effective way for Hecla Mining Company to send your proxy statement and annual report materials. Participation instructions are set forth in the Proxy Statement on page 3, under the heading “Open Enrollment.”

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
__________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held on
May 4, 2007

To the Shareholders of
HECLA MINING COMPANY

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held in the Isabella Room at The Davenport Hotel, located at 10 S. Post St., Spokane, Washington, on Friday, May 4, 2007, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

(1)	To elect three members to the Board of Directors to serve for a three-year term or until their respective successors are elected and have qualified; and

(2)	To transact such other business as properly may come before the Annual Meeting of Shareholders or any postponements or adjournments thereof.

     The close of business on March 8, 2007, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and at any postponements or adjournments thereof.

By Order of the Board of Directors

Philip C. Wolf Corporate Secretary
March 26, 2007

YOUR VOTE IS IMPORTANT. Whether you own one share or many, your prompt cooperation in voting your Proxy is greatly appreciated.

i

ii

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________________

PROXY STATEMENT
Relating to
ANNUAL MEETING OF SHAREHOLDERS
to be held on May 4, 2007
___________________

INTRODUCTION

     This Proxy Statement is being furnished by the Board of Directors (the “Board”) of Hecla Mining Company, a Delaware corporation (“we”, “our”, “Hecla”, or the “Company”), to holders of shares of the Company’s common stock, par value $0.25 per share (the “Common Stock”), in connection with the soliciting of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Friday, May 4, 2007, and any postponements or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     These proxy solicitation materials, together with the Company’s 2006 Annual Report to Shareholders, were mailed on or about March 26, 2007, to shareholders entitled to vote at the Annual Meeting.

VOTING AT ANNUAL MEETING

Record Date

     The Company’s Board has fixed the close of business on March 8, 2007, as the record date (the “Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

General Information About Voting

     Who can vote. You will be entitled to vote your shares of the Company’s Common Stock at the Annual Meeting if you were a shareholder of record on the Record Date. Shareholders of record on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. As of the Record Date, 120,039,942 shares of Common Stock (which number does not include shares held by the Company as treasury shares) were outstanding and entitled to one vote each at the Annual Meeting.

     Voting your shares. The enclosed proxy is for use if you are unable to attend the Annual Meeting in person or wish to have your shares voted by proxy even if you attend the Annual Meeting. You may vote your shares using this proxy by means of the mail, telephone, or Internet (each of which is valid under Delaware law), by following the instructions set forth on the proxy card. A shareholder who has executed and returned a proxy card may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy card bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance in person at the Annual Meeting will not, in itself, be sufficient to revoke a proxy. If a shareholder votes their shares by Internet or telephone, they may revoke their vote at any time prior to the Annual Meeting by voting again by Internet or telephone.

     Quorum. A quorum of shareholders is required in order to transact business at the Annual Meeting. The presence, in person or by proxy, of shareholders holding a majority of the voting power of the outstanding Common Stock of the Company shall constitute a quorum. Under Delaware law, an abstaining vote or a broker non-vote is counted as present and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting.

     Abstentions and broker non-votes. An abstention occurs when a shareholder attends a meeting by person or proxy, but abstains from voting or does not vote. The New York Stock Exchange permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors is an example of a routine matter, which brokers may vote in this way.

     Votes required to approve the election of directors. Directors are elected by a majority of the votes cast by the holders of the Common Stock, at a meeting at which a quorum is present. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have the same impact as a vote to withhold authority in the election of directors, and does not affect the election of directors.

     Counting the votes. In the election of directors, you may vote “FOR” all of the nominees, or your vote may be “WITHHELD” from one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

     Discretionary voting by proxies on other matters. Aside from the election of three directors, the Company does not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Phillips S. Baker, Jr., and Philip C. Wolf to vote on such matters at their discretion.

Voting Results

     Representatives of ADP Investor Communication Services will count the votes. The Company will announce the voting results at the Annual Meeting and publish the results in the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.

Expenses of Solicitation

     The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying material to shareholders. In addition to the solicitation of proxies by use of the mail, the directors, officers and employees of the Company, without additional compensation, may solicit proxies personally or by telephone or otherwise. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Householding

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of the annual report and proxy statement are sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our proxy statement or our annual report to shareholders, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate annual report to shareholders and/or a separate proxy statement for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer and Trust Company, by calling 800-937-5449, or by forwarding a written request addressed to American Stock Transfer and Trust Company, 59 Maiden Lane,

New York, New York 10038. By contacting American Stock Transfer and Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of annual reports or proxy statements in the future.

     If you would like to have additional copies of our 2006 Annual Report and/or Proxy Statement mailed to you, please call or write us at our corporate offices, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations, telephone number: 208-769-4100.

Open Enrollment

     We are pleased to offer our shareholders the benefits and convenience of electronic delivery, including:

  Elimination of bulky paper documents from your personal files;

  Convenient online proxy voting;

  The quickest delivery possible of the proxy statement, annual report and related materials to shareholders; and

  Reduction of printing and mailing costs associated with more traditional delivery methods, which allows us to control expenses in the interest of delivering more value for all our shareholders.

     To enroll for electronic delivery, please visit our website at www.hecla-mining.com and select “Investor Relations” and then “Open Enrollment – Receive Your Proxy Via E-mail.” When the materials are available on the Internet, you will receive an E-mail containing a link to the document. Documents that are not available electronically will be sent to your postal address. Your enrollment in the new online program will remain in effect as long as your account remains active, or until you cancel your enrollment.

     Shareholders may also elect to receive the Company’s filings with the Securities and Exchange Commission, financial reports and press releases by E-mail. You may sign up for this service by visiting our website at www.hecla-mining.com under “Investor Relations” and then selecting “E-mail Alerts.”

     Choosing the above methods of delivery will save the Company the cost of producing and mailing these documents.

Proxies

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by a properly executed proxy will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated on any proxy, the shares represented by such proxy will be voted: (1) FOR the election of three nominees for election as directors; and (2) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

PURPOSES OF ANNUAL MEETING

Item 1 – Election of Directors

     In accordance with the Company’s Certificate of Incorporation, its Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are three directors whose terms will expire at the Annual Meeting, namely Messrs. Ted Crumley, Charles L. McAlpine and Jorge E. Ordoñez C.

     Mr. McAlpine has reached the mandatory retirement age pursuant to the Company’s By-Laws and Corporate Governance Guidelines and therefore cannot stand for re-election. Mr. McAlpine is the Company’s longest standing member of the Board and has been a Board member since 1989.

     In March 2007, Mr. Ordoñez announced that he had no disagreements with management or the Company, but would be retiring from the Board and would not be seeking an additional term. Mr. Ordoñez has been a member of the Company’s Board since 1994.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2007, the Corporate Governance and Directors’ Nominating Committee recommended to the Board three qualified candidates to stand for election at the Annual Meeting. The Board designated Messrs. Ted Crumley, Charles B. Stanley and Terry V. Rogers as nominees for election as directors of the Company, each for a three-year term expiring in 2010. Mr. Crumley has served on the Company’s Board for many years and is standing for re-election. Messrs. Stanley and Rogers were recommended to the Corporate Governance and Directors’ Nominating Committee by Korn/Ferry International (“Korn/Ferry”), a third-party search firm.

     The Board and management of the Company consulted with Korn/Ferry to focus on organizations most likely to have individuals who met the Company’s specifications and to identify the individuals who appeared to have the desired qualifications. Several candidates who possessed the appropriate blend of knowledge, skill, attitude, experience and commitment were then presented to the Company. Meetings were scheduled between the candidates and several other Board members, including the Chairman of the Board and the Chairman of the Corporate Governance and Directors’ Nominating Committee. After discussion between members of the Corporate Governance and Directors’ Nominating Committee, Messrs. Stanley and Rogers were recommended to the Board to stand for election at the Annual Meeting.

     The terms of Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor will expire in 2008. The terms of Messrs. George R. Nethercutt, Jr., and John H. Bowles will expire in 2009.

     It is intended that the proxies solicited hereby for shareholders will be voted FOR the election of Messrs. Ted Crumley, Charles B. Stanley and Terry V. Rogers, unless authority to do so has been withheld. The Board knows of no reason why any of the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Nominees

     If elected, the nominees will each serve for a three-year term ending in 2010. The nominees are as follows:

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director
TED CRUMLEY. Former Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 to December 2005; Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004; Vice President and Controller of Boise Cascade Corporation from 1990 to 1994; other positions held at Boise Cascade Corporation from 1972 to 1990.	62	1995

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director

CHARLES B. STANLEY. Executive Vice President and Director of Questar Corporation (a Western U.S. natural gas distribution, pipelines, and exploration and development company), since 2002; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage), since 2002; former President and Chief Executive Officer of El Paso Oil and Gas Canada, Inc. from 1995 to 2000; former President, Chief Executive Officer and Director, Coastal Gas International Co. from 1995 to 2000.

	48	- -

TERRY V. ROGERS. Senior Vice President and Chief Operating Officer, Cameco Corporation (world’s largest uranium producer), since 2003; former President, Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003; former Managing Director – Technical, MIBRAG mbH (a brown coal producing company) from 1997 to 1999; former President, Jerooy Gold Company (a division of MK Gold Company) from 1989 to 1997 and General Manager, American Girl Mining (a joint venture 50% owned by MK Gold Company) from 1989 to 1994.	60	- -

     The Board recommends that shareholders vote “FOR” the election of Ted Crumley, Charles B. Stanley and Terry V. Rogers.

Remaining Directors

     The remaining directors whose present terms of office will continue after the meeting and will expire in 2008 are as follows:

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director

PHILLIPS S. BAKER, JR. Chief Executive Officer of the Company since May 2003; President of the Company since November 2001; Chief Financial Officer of the Company from May 2001 to June 2003; Chief Operating Officer of the Company from November 2001 to May 2003; Vice President of the Company from May 2001 to November 2001; Director, Questar Corporation (a Western U.S. natural gas distribution, pipelines, and exploration and development company), since February 2004; Vice President and Chief Financial Officer of Battle Mountain Gold Company (a gold mining company) from March 1998 to January 2001; Vice President and Chief Financial Officer of Pegasus Gold Corporation (a gold mining company) from January 1994 to January 1998.

	47	2001

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director

DAVID J. CHRISTENSEN. Vice President – Corporate Development of Gabriel Resources Ltd. (an exploration and mineral property development company), since October 2006; Research analyst with Credit Suisse First Boston (an investment banking firm) from October 2002 to August 2003; Global Coordinator and First Vice President of Merrill Lynch & Co. (an investment banking firm) from 1998 to 2001; Vice President and Precious Metals Equity Analyst with Merrill Lynch & Co. from 1994 to 1998; Portfolio Manager of Franklin Gold Fund and Valuemark Precious Metals Funds for Franklin Templeton Group from 1990 to 1994. Mr. Christensen had previously served as a director of the Company from May 2002 to October 2002.

	45	2003

DR. ANTHONY P. TAYLOR. President, Chief Executive Officer and Director, Gold Summit Corporation (a public Canadian minerals exploration company), since October 2003; Director, Greencastle Resources Limited (an exploration company), since December 2003; President and Director, Caughlin Preschool Co. (a private Nevada corporation that operates preschools), since October 2001; President, Chief Executive Officer and Director, Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003; Vice President of Exploration, First Point US Minerals from May 1997 to December 1999; President and Director, Great Basin Exploration & Mining Co., Inc., from June 1990 to January 1996.

	65	2002

     The remaining directors whose present terms of office will continue after the meeting and will expire in 2009 are as follows:

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director

GEORGE R. NETHERCUTT, JR. Principal, Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007; Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm) from February 2005 to January 2007; Of Counsel, Paine Hamblen LLP (a law firm), since August 2005; Board Member, Washington Policy Center since January 2005; Board Member, ARCADIS Corporation (an international provider of knowledge-based consulting services in the areas of infrastructure, environment and buildings), since May 2005; Board Member, Juvenile Diabetes Research Foundation International since June 2005; U.S. Chairman, Permanent Joint Board on Defense – U.S./Canada since April 2005; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004; Member, Washington State Bar Association since 1972.

	62	2005

	Age at	Year First
Principal Occupation and Other Directorships	May 4, 2007	Became Director

JOHN H. BOWLES. Former partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 to June 2006; Director, HudBay Minerals Inc. (a zinc, copper, gold and silver mining company), since May 2006; Treasurer, Mining Suppliers, Contractors and Consultants Association of British Columbia since May 1999; Director Emeritus, Ducks Unlimited Canada since March 1996; former Director of Ducks Unlimited Canada from March 1988 to March 1996; former Trustee of The Leon and Thea Koerner Foundation from November 2002 to November 2006; former President of the Canadian Diabetes Association from 1982 to 1984; appointed a fellow of the Institute of Chartered Accountants in December 1997; and appointed a fellow of the Canadian Institute of Mining and Petroleum in May 2003.

	61	2006

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Current Members of the Board of Directors

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Corp. Gov. and
Directors’
	Executive	Audit	Compensation	Nominating
Director	Committee	Committee	Committee	Committee	Technical
Phillips S. Baker, Jr.	*
John H. Bowles		*			*
David J. Christensen	*	*		**
Ted Crumley ***	**		**
Charles L. McAlpine		**	*		*
George R. Nethercutt, Jr.			*	*
Jorge E. Ordoñez C.		*		*	*
Dr. Anthony P. Taylor				*	**
____________________

*	Member

**	Committee Chairman

***	Chairman of the Board

Committees of the Board of Directors

     The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Technical.

     The Board adopted charters for the Audit, Compensation, and Corporate Governance and Directors’ Nominating Committees. Copies of these charters are included in this Proxy Statement under Appendix A, Appendix B and Appendix C, respectively. You may also obtain copies of these charters in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations.

     Executive Committee. The members of the Executive Committee are: Ted Crumley (Chairman), David J. Christensen and Phillips S. Baker, Jr. The Executive Committee is empowered with the same authority as the Board in the management of the business of the Company, except for certain matters enumerated in the Company’s By-Laws, which are specifically reserved to the full Board. The Executive Committee met once in 2006.

     Audit Committee. The members of the Audit Committee are: Charles L. McAlpine (Chairman), David J. Christensen, John H. Bowles and Jorge E. Ordoñez C. The functions of the Audit Committee are described below under the heading “Audit Committee Report.” Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and the Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that each member of the Audit Committee qualifies as an audit committee “financial expert” as defined by the Securities and Exchange Commission rules. The Audit Committee met four times in 2006. The Audit Committee’s report begins on page 14.

     Compensation Committee. The members of the Compensation Committee are: Ted Crumley (Chairman), Charles L. McAlpine and George R. Nethercutt, Jr. Each member of the Compensation Committee is independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met five times in 2006. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer the Company’s stock-based plans.

     The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on the Company’s performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value or only have value, if the executive officer remains with the Company for specified periods of time.

     The Compensation Committee utilized the services of Mercer Human Resource Consulting (“Mercer”) as its executive compensation consultant. During this time and presently, Mercer has also served as a consultant to management and provided compensation advice and other related services. While acting in this capacity, Mercer provided its final work product to the Compensation Committee as well as to management. Mercer worked with management and the Compensation Committee to advise and assist the Compensation Committee in the following areas:

  Determining the appropriate objectives and goals of our executive and director compensation programs;

  Designing compensation programs that fulfill those objectives and goals;

  Evaluating the external and internal equity of our executive officers’ total compensation and the primary components of that compensation;

  Evaluating the effectiveness of our compensation programs;

  Identifying appropriate pay positioning strategies and pay levels in our executive compensation program;

  Identifying comparable companies and compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program;

  Evaluating our short- and long-term incentive programs; and

  Preparing our executive compensation public disclosures.

     The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. Further, the compensation and benefit amounts presented in the Company’s annual report on Form 10-K and Proxy Statement reflect the decisions of the Compensation Committee taking into account many factors and considerations (as described in the Compensation Discussion and Analysis) and may or may not be consistent with recommendations made by Mercer or any other advisor to the Compensation Committee.

     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” on page 18.

     Corporate Governance and Directors’ Nominating Committee. The members of the Corporate Governance and Directors’ Nominating Committee are: David J. Christensen (Chairman), Jorge E. Ordoñez C., Dr. Anthony P. Taylor and George R. Nethercutt, Jr. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review the Company’s Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and New York Stock Exchange regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. The Corporate Governance and Directors’ Nominating Committee met four times in 2006.

     Additional information on the Corporate Governance and Directors’ Nominating Committee’s purposes are discussed below in the section entitled “Corporate Governance.”

     Technical Committee. The members of the Technical Committee are: Dr. Anthony P. Taylor (Chairman), Charles L. McAlpine, Jorge E. Ordoñez C. and John H. Bowles. The principal function of the Technical Committee is to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Technical Committee met once in 2006.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.

Corporate Governance Guidelines

     The Company adopted its Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interests of the shareholders.

     You may obtain a copy of the Company’s Corporate Governance Guidelines in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations.

Director Independence

     The Company’s Corporate Governance Guidelines, among other things, states that the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. In determining independence each year the Board affirmatively determines whether directors have no “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. In making these independence determinations, the Board applies the following standards:

  A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member1 is, or has been within the last three years, an executive officer2 of the Company may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following the interim employment.

  A director who has received, or who has an immediate family member who has received, during any 12- month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

  (i) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s external auditor; (ii) a director who is a current employee of such a firm; (iii) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) a director who was or whose immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time, may not be deemed independent.

  A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company, where any of the Company’s present executive officers at the time serve or served on that company’s compensation committee may not be deemed independent.

  A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

____________________

[1]	“Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation, divorce, death or incapacitation.
[2]	“Executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934.

  The Company made contributions to any charitable organization in which a director served as an executive officer and contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross revenues.

     Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2007. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including relationships, if any, reported under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the New York Stock Exchange:

John H. Bowles	George R. Nethercutt, Jr.
David J. Christensen	Jorge E. Ordoñez C.
Ted Crumley	Anthony P. Taylor
Charles L. McAlpine

     Mr. Phillips S. Baker, Jr. is considered a non-independent inside director because of his employment as President and Chief Executive Officer with the Company.

     In determining the independence of nominees Charles B. Stanley and Terry V. Rogers, the Board used the standards listed above and considered the positions of Messrs. Baker and Stanley as directors of Questar Corporation, and determined that this relationship did not affect the independence of Mr. Stanley. The Board affirmatively determined that Messrs. Stanley and Rogers meet the independence requirements and would be deemed independent upon their election.

Selection of Nominees for the Board of Directors

     Pursuant to the Company’s Corporate Governance Guidelines, the Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance and Directors’ Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in board members as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as being independent under applicable standards. This evaluation will include the consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and candidates for membership) to devote sufficient time to perform their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. Directors are expected to immediately inform the Board of any material changes in their circumstances or relationships that may impact their independence.

     The Corporate Governance and Directors’ Nominating Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Directors’ Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Corporate Governance and Directors’ Nominating Committee identifies potential new director candidates by recommendations from its members, other board members, corporate management and shareholders, and utilizing the services of a professional search firm.

     The Corporate Governance and Directors’ Nominating Committee will consider persons recommended by shareholders as nominees for election as directors. The Company’s By-Laws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth in the section titled, “Provisions of the Company’s By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors.” Shareholders who wish to submit a proposed nominee to the Corporate Governance and Directors’ Nominating Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth below in the section titled, “Provisions of the Company’s By-Laws with Respect to Shareholder Proposals and Nominations for Election as Directors.” The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Corporate Governance and Directors’ Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Corporate Governance and Directors’ Nominating Committee.

     Regardless of how a candidate is brought to the Corporate Governance and Directors’ Nominating Committee, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Non-Management Director Sessions

     The non-management directors meet separately in regularly scheduled meetings, without the presence of management directors or executive officers of the Company, unless the non-management directors request their attendance. Each non-management director session is presided over by Ted Crumley, the Company’s Chairman of the Board. Mr. Crumley’s duties also include chairing non-management director sessions of the Board, conferring with other non-management members of the Board and Chief Executive Officer on other matters, facilitating the flow of information to the Board and any other duties assigned by the non-management members of the Board.

Board Meetings During 2006

     It is the Company’s policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all board and applicable committee meetings and each annual meeting of the shareholders. Our Board held four regularly scheduled meetings and one telephonic meeting during fiscal year 2006. Each of our directors attended all of the regularly scheduled meetings of our Board and all of the meetings of the committees of the Board upon which each served during 2006, except Mr. Jorge E. Ordoñez C., who was unable to participate in the telephonic meeting. All members of the Board attended last year’s Annual Shareholders Meeting, which was held in May 2006.

Code of Business Conduct and Ethics

     The Company believes that operating with honesty and integrity has earned trust from the Company’s shareholders, credibility within its communities, and dedication from its employees. The Company’s directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. The Company’s Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company’s assets and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, the Company’s Chief Executive Officer, Chief Financial Officer and Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and treat complaints received regarding violations to the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable violations of the Code of Business Conduct and Ethics.

     The text of both documents can be found in the “Investor Relations” section of our website at www.hecla-mining.com under “Corporate Governance.” A copy of both documents may also be obtained by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations.

Whistleblower Policy

     The Audit Committee has adopted a Whistleblower Policy, which encourages the Company’s employees to report to appropriate representatives of the Company, without fear of retaliation, certain accounting information relating to fraud. Any employee of the Company may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, the General Counsel of the Company or through an anonymous hotline. The goal of this policy is to discourage illegal activity and business conduct that damages the Company’s good name, business interests, and its relationship with shareholders.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the non-management directors as a group, may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to the Company’s website at www.hecla-mining.com for any changes in this process.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of Messrs. Charles L. McAlpine (Chairman), John H. Bowles, David J. Christensen and Jorge E. Ordoñez C. Each member of the Audit Committee satisfies the definition of “independent director” as established in the New York Stock Exchange listing standards and Securities and Exchange Commission rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Charles L. McAlpine, John H. Bowles, David J. Christensen and Jorge E. Ordoñez C. each qualify as an audit committee “financial expert” 3 as defined by Securities and Exchange Commission rules.

     The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s system of internal audit function and the independent auditor; and (iv) the Company’s compliance with laws and regulations, including disclosure controls and procedures. During 2006, the Audit Committee worked with management, the Company’s internal auditors and the Company’s independent auditors to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints the Company’s independent auditors. The Audit Committee met four times in 2006.

     The Audit Committee acts under a written charter as amended and restated effective January 1, 2007, a copy of which is attached as Appendix A. You may also obtain a copy of the charter in the “Investor Relations” section of www.hecla-mining.com under “Corporate Governance” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn: Investor Relations.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2006

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States, management’s assessment of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

     The Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal control over financial reporting with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received from the independent auditor the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee meets

____________________

[3]	Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of GAAP and financial statements; (b) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO Seidman, LLP, as the Company’s independent auditor for fiscal year 2007. BDO Seidman, LLP, has served as the Company’s independent auditor since 2001. Representatives of BDO Seidman, LLP, are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Company. Therefore, the Company is not submitting the selection of BDO Seidman, LLP, to our shareholders for ratification.

THE AUDIT COMMITTEE

Charles L. McAlpine, Chairman
John H. Bowles
David J. Christensen
Jorge E. Ordoñez C.

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO Seidman, LLP, for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees for other services rendered by BDO Seidman, LLP, during those periods.

	2006	2005
Audit Fees	$634,600	$629,457
Audit Related Fees	90,741	101,550
Tax Fees	32,400	36,273
All Other Fees	0	0
Total	$757,741	$767,280

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of the Company’s consolidated financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, and fees related to the registration of securities with the Securities and Exchange Commission.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as due diligence services for potential acquisitions and consultation on accounting standards or transactions.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, which included preparation of tax returns for our Venezuelan and Mexican subsidiaries, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO Seidman’s independence, and has determined such services for fiscal years 2006 and 2005 were compatible. All of the fees were pre-approved. None of the fees above were approved pursuant to the de minimis exception to the pre-approval requirements. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal years 2006 and 2005.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Directors who are employees of the Company receive no additional compensation for their services as directors. During 2006, each non-management member of the Board was paid the following: (i) a retainer of $5,000 per calendar quarter; (ii) $3,000 for each directors’ meeting attended; and (iii) $1,000 for attending any meeting of any committee of the Board. The Chairman of each committee of the Board receives an additional $1,000 per meeting. The Company reimburses all reasonable expenses incurred by both employee and non-management directors in connection with such meetings. In addition, in May 2006, the Board approved the payment of an additional $20,000 in cash to Ted Crumley, Chairman of the Board. Mr. Crumley receives the $20,000 in quarterly installments of $5,000 each.

     In March 1995, the Company adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Director’s Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Director’s Stock Plan was amended July 18, 2002, February 25, 2004 and May 6, 2005. The Director’s Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Director’s Stock Plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for the Company’s Common Stock on the New York Stock Exchange for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a prorata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of the Company’s creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a Change in Control of the Company (as defined); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of Common Stock, which may be credited pursuant to the Director’s Stock Plan, is 1,000,000.

     As described more fully above, this chart summarizes the annual cash compensation for the Company’s non-management directors during 2006. In addition, each non-management director received 5,352 shares of the Company’s Common Stock under the terms of the Director’s Stock Plan, except Mr. Bowles, who was credited with 4,837 shares based upon the date he joined the Board in 2006. Beyond these, no other cash compensation, such as consulting fees, was paid to any such non-management director.

Non-Management Director Compensation for 2006

	Fees Earned or
	Paid in Cash	Stock Awards[2]	Total
Director	($)	($)	($)
Ted Crumley, Chairman[1]	64,000	27,830	91,830
John H. Bowles	23,000	25,152	48,152
David J. Christensen	44,000	27,830	71,830
Charles L. McAlpine	51,000	27,830	78,830
George R. Nethercutt, Jr.	41,000	27,830	68,830
Jorge E. Ordoñez C.	41,000	27,830	68,830
Dr. Anthony P. Taylor	39,000	27,830	66,830
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1.	In addition to receiving a retainer of $5,000 per calendar quarter as described above, the Company’s Chairman receives an additional annual retainer of $20,000, which is paid in four quarterly installments of $5,000 each.

2.	Based on the Company’s closing stock price on the New York Stock Exchange on May 30, 2006 ($5.20), the grant date fair value of the 5,352 shares credited to Messrs. Crumley, Christensen, McAlpine, Nethercutt, Ordoñez and Taylor on May 30, 2006, was $27,830, and the grant date fair value of the 4,837 shares credited to Mr. Bowles on May 30, 2006, was $25,152.

     As of December 31, 2006, the total amount of shares held in trust pursuant to the terms of the Director’s Stock Plan, by each of the above-named directors was: Mr. Crumley, 30,953 shares; Mr. Bowles, 4,837 shares; Mr. Christensen, 10,901 shares; Mr. McAlpine, 30,953 shares; Mr. Nethercutt, 6,252 shares; Mr. Ordoñez, 31,414 shares; and Dr. Taylor, 24,414 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 45.

COMPENSATION DISCUSSION AND ANALYSIS

     The members of the Compensation Committee are: Ted Crumley (Chairman), Charles L. McAlpine and George R. Nethercutt, Jr. Each member of the Compensation Committee qualifies as an independent director under the New York Stock Exchange listing standards. The Compensation Committee acts under a written charter, a copy of which is attached as Appendix B.

     The Company is a precious metals company engaged in the exploration and development of mineral properties and the mining, processing and sale of silver, gold, lead and zinc. The Company has exploration properties and operating mines in four world-class mining districts in the United States, Venezuela and Mexico. It is also the lowest-cost primary silver producer in North America. The Company’s current business strategy is to expand its proven and probable reserves through a combination of development and exploration, as well as through acquisitions, in order to position the Company to expand its silver and gold production. In 2006, the Company had sales of $217 million, with approximately 55% from silver operations and 45% from gold operations. Further information about the Company is available on the Internet at www.hecla-mining.com. The Company’s Internet website and the information contained therein or incorporated by reference therein are neither part of this Proxy Statement nor incorporated by reference in this Proxy Statement.

     Over the past few years, the worldwide mining boom has significantly increased the demand for executives with mining-related skills and experience in the mining industry. In addition, the talent supply in the mining industry is very tight, particularly in the United States. As a result, the Company operates in a highly competitive market for executives. Therefore, the attraction and retention of executives is one of the key purposes of the Company’s executive compensation program.

     The mining industry continues to be challenging. Recent merger activity in the industry has led to stronger competitors with substantial financial resources and growing production profiles. In addition, the industry continues to focus on cost containment. A compensation strategy that supports the Company’s business strategy is critical to the Company’s success. Therefore, the Company has designed an executive compensation program that emphasizes performance-based incentives to reward executives for the achievement of specific annual and long-term business goals.

     Given the Company’s emphasis on performance-based compensation, it is critical that the Company’s incentive programs reward executives for performance-based measures that they are able to influence. This presents a challenge because the Company operates in a commodity business, with nearly all of the Company’s revenue, earnings and cash flow derived from the sale of silver, gold, lead and zinc. As a result, the Company’s financial performance is directly related to the prices of these metals. However, silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors that are difficult to predict and beyond the Company’s control. For this reason, the Company has designed its incentive programs to emphasize the Company’s long-term operational value drivers of performance (e.g., production, costs and resource growth) over more cyclical measures of performance that are more directly influenced by metals prices. In addition, precious metals companies create shareholder value by finding, developing and mining ore. Oftentimes, this demands that these companies make substantial and sustained investments in exploration and pre-development, at the expense of current earnings. For this reason, the Company has designed its incentive programs to emphasize long-term performance over short-term performance.

Oversight of the Executive Compensation Program

     The Compensation Committee of the Board of Directors (the “Committee”) directs the design and provides oversight of the Company’s executive compensation program. The Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer the Company’s stock-based compensation plans. A detailed discussion of the Committee’s structure, roles and responsibilities can be found under “Compensation Committee” on page 8. This disclosure includes a description of the role of Mercer Human Resource Consulting in advising the Committee on matters relating to the Company’s executive compensation program.

Executive Compensation Principles

     The following executive compensation principles guide the Committee in fulfilling its roles and responsibilities:

  Compensation levels and opportunities should be sufficiently competitive to facilitate recruitment and retention of experienced, high caliber executives in the Company’s highly competitive talent market, while being fair and reasonable to shareholders;

  Compensation should reinforce the Company’s business strategy by communicating key metrics and operational performance objectives – both annual and long-term – in its incentive plans and by emphasizing incentives in the total compensation mix;

  Incentive compensation should be responsive to the Company’s commodity-based cyclical business environment by emphasizing operational performance over performance measures that are more directly influenced by metals prices;

  Compensation programs should align executives’ long-term financial interests with those of the shareholders by providing equity-based incentives; and

  Compensation should be transparent so that both executives and shareholders understand the executive compensation program (e.g., how the program works, the goals it seeks to promote and the compensation levels and opportunities provided).

     For the year ended December 31, 2006, the Company’s executive compensation program consisted of the following components:

  Base salary;

  Annual performance-based cash incentives;

  Long-term performance-based cash incentives;

  Equity-based compensation consisting of stock options and restricted stock;

  Deferred compensation; and

  Retirement, medical and other benefits.

     The specific rationale and design of each of these elements are outlined in detail below under “Executive Compensation Components.”

     For the remainder of the Compensation Discussion and Analysis, the individuals included in the “Summary Compensation Table for 2006” on page 31 are referred to as the “named executive officers” or “NEOs”.

Executive Compensation Policies

     The Committee’s executive compensation principles are supported through several policies.

     Market Positioning. For the NEOs as a group, the Committee’s policy is to manage base salaries to the 25th percentile of the competitive market. The total compensation opportunity (including equity and long-term incentive grants) is targeted at the 75th percentile of the competitive market. The Committee has established this market positioning policy for total compensation because it wants to provide incentives to management to achieve various objectives and pay for that performance. The Committee monitors the Company’s NEO talent market and will consider adjustments to this policy as market conditions require. In short, this means that the Company provides greater than average equity and long-term incentives, but pays less than average base salaries, in each case compared to its competitive market, currently, but may adjust this formulation in the future. In addition, an individual NEO’s target total compensation may, in any given year, be set above or below the overall target market positioning for the NEO group, depending on the individual NEO’s experience, recent performance and expected future contribution, retention concerns, and internal equity among the NEOs and other senior executives. Individual NEO historical compensation or amounts realized or potentially realizable from prior years’ compensation awards are generally not considered by the Committee in setting individual NEO’s target total compensation.

     Competitive Market Assessments. Individual performance is the primary factor that the Committee considers each year in determining an individual NEO’s salary, incentive opportunity, and equity and other long-term incentive awards. The Committee reviews market compensation levels and practices annually (or more frequently, as needed) to determine whether any adjustments to an individual NEO’s compensation are warranted in order to be consistent with the Committee’s market positioning policy. The Committee obtains information on the competitive market from two sources:

  Publicly disclosed compensation data from the comparator group of metal and mineral companies described below; and

  Published and proprietary compensation survey data from metal and mineral companies, as well as from a broader set of general industry companies.

     The Committee assesses the data for positions of comparable complexity and scope of responsibility to the NEO positions at the Company. The Committee considers both the comparator group and survey data in determining the competitive market for each NEO position.

     Comparator Group. The Committee uses a comparator group of publicly traded metal and mineral companies of comparable revenues, market cap, size and scope of operations to the Company. The comparator group used for 2006 is comprised of the following companies: Agnico-Eagle Mines Limited; Bema Gold Corp.; Cambior Inc.; Centerra Gold Inc.; Coeur d’Alene Mines Corporation; Glamis Gold Ltd.; Golden Star Resources Ltd.; IAMGOLD Corporation; Kinross Gold Corporation; Meridian Gold Inc.; Northgate Minerals Corporation; Pan American Silver Corp.; and Stillwater Mining Company. The Committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed.

     Pay-for-Performance. In accordance with the Committee’s executive compensation principles, because the NEOs have a considerable influence on the strategic direction and overall performance of the Company, a significant percentage of each NEO’s total compensation opportunity is in the form of “at-risk” performance-based incentives. The Committee provides this “at-risk” pay through annual and long-term cash incentive awards and through annual grants of stock options and restricted stock. The value realized from annual cash incentive awards is dependent on both corporate performance and the individual NEO’s performance compared to established annual quantitative and qualitative goals. The Committee has the discretion to exercise its qualitative judgment in assessing annual corporate performance rather than relying solely on strict quantitative formulas. The value realized from long-term cash incentive awards is dependent on the Company’s performance compared to established three-year cumulative quantitative goals. The Committee has the discretion to make adjustments to the value of the long-term awards earned, as well as to make awards to participants if performance thresholds are not met. The value realized from stock options and restricted stock is at-risk because it is contingent upon the Company’s share price appreciating after the grant date.

     Total Compensation Pay Mix. The Committee does not have a pre-established policy for allocating total compensation between cash and non-cash compensation, between long-term and currently paid-out compensation, or between fixed and variable compensation. Rather, based on the competitive market assessments and the market positioning policy described above, and the forms and mix of long-term incentive compensation described below, the Committee determines the appropriate level and mix of total compensation. For the CEO, the pay mix at target for 2006 was to have approximately 80% of the total compensation opportunity in the form of incentives, consisting of approximately 15% in annual incentives and approximately 65% in long-term incentives. The approximately 20% of the pay mix remaining consisted of base salary. For the other NEOs, the overall pay mix at target for 2006 was to have approximately 65% of the total compensation opportunity in the form of incentives, consisting of approximately 15% in annual incentives and approximately 50% in long-term incentives. The approximately 35% of the pay mix remaining consisted of base salary. Based on the 2006 competitive market assessment, the Company’s mix of pay for the CEO and other NEOs is more biased toward incentive pay than the mix of pay provided by almost all of the comparator group companies for the comparable positions.

     Forms and Mix of Long-Term Incentive Compensation. The Company currently uses two forms of equity-based vehicles for long-term incentive compensation: stock options and restricted stock. It also uses a cash long-term incentive or “performance unit” plan that focuses executives on meeting three-year goals related to resource growth and “cash contribution from operations”. (See “Long-Term Incentive Plan” below for more details on the Company’s equity and performance unit plans). The Committee makes annual grants of long-term incentives to the NEOs. As with the overall total compensation mix, the Committee does not have a formal policy for allocating long-term incentive grant values between performance-based cash and equity-based vehicles, or between the two forms of equity vehicles utilized. However, in accordance with the Committee’s executive compensation principles, the Committee targets a balance between shareholder alignment (via equity-based grants) and responsiveness to the Company’s cyclical business environment (via performance unit grants). In addition, the Committee also targets a balance in the equity component between performance focus and retention objectives. Therefore, the Committee provided a balanced mix of long-term incentive grants to the NEOs in 2006, based on the following overall approximate weights: 45% of the target long-term incentive grant value was provided in performance units, 35% in stock options and 20% in restricted stock. Stock options provide alignment with shareholders by focusing the NEOs on share price appreciation. Restricted stock grants include a one-year service vesting requirement for retention purposes in response to the tight labor market, while also providing alignment with shareholders via share ownership. Performance units are reflective of the fact that the Company operates in a cyclical, commodity-based business, in that the ultimate value of the units is contingent on the Company’s operational performance rather than on performance measures that are more directly influenced by metals prices.

Role of Executive Officers in Compensation Process

     The Committee recommends compensation levels and programs for the Chief Executive Officer to the independent members of the Board, and recommends compensation levels and programs for all other executive officers (including the NEOs) to the full Board. In addition, the Committee administers the Company’s stock-based compensation plans. However, the Company’s Chief Executive Officer and management also have a role in compensation decisions. For example, with respect to pay levels, the Company’s management makes recommendations to the Committee regarding executive officer base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts. The Committee reviews the basis for these recommendations and can exercise its discretion in modifying any of the adjustments, awards, grants or actual payouts prior to making its recommendations to the Board. With respect to incentive plan performance targets, the CEO makes recommendations to the Committee regarding the annual and multi-year corporate quantitative goals and the annual qualitative goals for the NEOs. The Committee reviews the basis for these recommendations and can exercise its discretion in modifying any of the goals prior to making its recommendations to the Board. Similarly, with respect to the Committee’s administration of the Company’s stock-based compensation plans, the Company’s management makes recommendations to the Committee with respect to plan participation and plan amendments, as necessary, and the Committee can exercise its discretion in modifying any of the recommendations prior to issuing its approval.

Executive Compensation Components

     Guided by its executive compensation principles and policies, the Committee uses several components in its executive compensation program. The specific rationale, design, reward process and related information regarding each of these components are outlined below.

     Base Salary. Base salaries are provided to NEOs as part of a competitive compensation package designed to recruit and retain experienced and high caliber executives in the Company’s highly competitive talent market. Based on the market positioning policy described above, the Committee manages base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the Committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns and the recommendation of the Company’s CEO. The Committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs.

     The Committee reviews NEO salaries at least annually as part of its overall competitive market assessment, as described above. Typically, the Committee makes annual salary adjustments in May of each year for the 12-month period from June 1 to May 31. Base salaries for the NEOs were increased commencing June 1, 2006, based upon the considerations described above. As a result of promotions and meeting competitive compensation conditions, base salaries for certain NEOs were increased again commencing December 1, 2006, also based upon the considerations described above. Commencing June 1, 2006, the base salary for the Chief Executive Officer was increased by 3.5% to $346,700. Commencing June 1, 2006, the other NEOs received base salary increases ranging from approximately 3.5% to 10.5%. Commencing December 1, 2006, certain NEOs received additional base salary increases ranging from approximately 6% to 10%. These new salary levels are consistent with the Committee’s market positioning policy.

     Annual Incentive Plan (“AIP”). The Company has adopted the 1994 Short-Term Performance Payment Plan as a core component of the Company’s pay-for-performance policy. Under the plan, the NEOs are eligible for annual cash payments based on the Company’s annual performance compared to key quantitative, operational objectives established by the Committee and based on individual NEO performance compared to specific qualitative goals for the year approved by the Committee for each NEO. Because the Chief Executive Officer has a broad role with ultimate accountability for the Company’s performance, 100% of his target AIP award is based on the Company’s performance. Because the other NEOs also have a significant – but somewhat more limited – influence on the overall performance of the Company, 60% of their target AIP award is based on the Company’s performance, with the remaining 40% based on individual NEO performance. Thus, each NEO’s actual AIP payment as a percentage of target may vary based on the individual NEO’s performance. The Committee may vary the percentages allocated to the Company and individual components from year to year. However, this was the weighting for 2006 and will also be the weighting for 2007.

     Under the AIP, each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s level of responsibility and impact on the Company’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the Committee’s assessment of actual performance of the Company and the individual NEOs versus goals. Having a maximum cap reduces the likelihood of windfalls and is competitive with typical comparator company practice.

     For 2006, the target annual incentive opportunity for the Chief Executive Officer was 60% of his base salary, and the target annual incentive opportunity for the other NEOs was 40% of their respective base salaries. In November 2006, the Committee recommended to the Board and the Board approved an increase in the target annual incentive opportunities for the NEOs other than the Chief Executive Officer, based on the considerations described above. The new targets are 50% of base salary for Senior Vice Presidents and 45% of base salary for Vice Presidents.

     For 2006, corporate performance is measured against predetermined quantitative goals established by the Committee for a number of metrics from the following three categories: production, cost containment and resource growth. Specifically, the measures included were gold and silver production; production costs per ounce for gold and silver; general and administrative costs; environmental costs; capital expenditures; and gold and silver resource growth. The use of these measures provides alignment with the Company’s business objectives and strategic priorities, and is responsive to the Company’s commodity-based cyclical business environment, as described above.

     The Company’s management develops proposed targets for each corporate performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, and market expectations. The Committee reviews the targets and adjusts them, as it deems appropriate prior to recommending approval to the Board. For 2006, the targets were set corresponding to budget performance for some measures. However, for certain cost and production measures, the targets were set more aggressively, at a level corresponding to better than budget performance. The Company believes that disclosing the specific targets for corporate performance measures, even after the end of the year, would expose the Company to competitive harm. Over the past three years these targets have been met or exceeded only once and twice were not achieved at 100%. A comparison of current targets to past performance is not a valid comparison due to changes in the operations. The Committee believes that while these targets are attainable, it will require certain efficiency improvements.

     Following the close of each year, the Committee reviews the Company’s actual performance and determines the extent of achievement based on actual results. However, the Committee does not assign specific weightings to any of the measures, nor does the Committee make use of pre-established threshold-to-maximum performance ranges around the targets for each measure. Rather, instead of employing strict quantitative formulas, the Committee reviews the extent to which each goal has been achieved and exercises its qualitative judgment in assessing overall corporate performance compared to target. For 2006, the Committee assessed overall corporate performance at 115% of target, based on the following factors:

  Favorable silver cost;

  General cost containment; and

  Exceptional resource growth.

     In addition to corporate measures, specific individual objectives are developed for each NEO. The Chief Executive Officer and the Company’s management establish individual objectives for the NEOs. These objectives are intended to support the corporate objectives and can be grouped into broad categories such as major business initiatives or project execution; department goals; legal issues resolution; transition and succession planning issues; and personal development initiatives. The specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the goals are subjective by nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

     Following the end of each year, the Chief Executive Officer and the Company’s management review the performance of the NEOs on their individual objectives and determine the extent of achievement for each NEO, which includes a discretionary assessment. The Committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs.

     For 2006, the Committee recommended and the Board approved annual incentive payments to the NEOs other than the Chief Executive Officer ranging from 103% to 136% of target. The Committee recommended and the independent members of the Board approved an annual incentive payment to the Chief Executive Officer representing 115% of target. Some NEOs elected to defer a portion of their annual incentive payment pursuant to the Key Employee Deferred Compensation Plan (described below).

     Long-Term Incentive Plan (“LTIP”). The primary objectives of the Company’s Long-Term Incentive Plan are to focus the NEOs on long-term corporate performance and to align the financial interests of the NEOs with those of the shareholders. The LTIP is also an attractive vehicle for attracting and retaining executives in the Company’s highly competitive talent market.

     The Committee makes annual grants of long-term incentives to the NEOs. Similar to target award opportunities under the AIP but with some additional considerations, long-term incentive award levels are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s level of responsibility and impact on the Company’s overall performance, dilution impact of the awards, prior long-term incentive award levels and internal equity among the NEOs. However, unlike with the AIP, the Committee has not established specific target levels of long-term incentive awards for each NEO. For 2006, the target long-term incentive grant values as a percentage of base salary for the NEOs were as follows:

  CEO: 300%; and

  Other NEOs: 115%-155%.

     Performance units are granted pursuant to the LTIP as approved by the Committee. The Committee determines the terms and conditions of long-term incentive grants taking into account both mining and general industry market practices and the objectives of the long-term incentive program. The Committee typically makes annual long-term incentive grants to NEOs at its regular second quarter meeting (historically early May). The effective grant date for equity grants is the day following the Committee meeting date. For NEOs who are hired during the year, the Committee recommends compensation levels to the Board in connection with the Board’s appointment of the executive, and approves equity grants for the executive that are effective upon the officer’s start date. The Committee does not coordinate the timing of equity awards with the release of material, non-public information. Also, the Committee does not explicitly take into account amounts realized or realizable from prior equity awards when making annual equity awards to NEOs. Details regarding each of the LTIP components are outlined below. (See “Forms and Mix of Long-Term Incentive Compensation” above for additional discussion on the Company’s LTIP program).

     Stock Options. Stock options are granted pursuant to the 1995 Stock Incentive Plan. The Committee believes that stock options provide an incentive for the NEOs to enhance long-term share price appreciation through the development and execution of effective long-term business strategies. Stock options are issued with an exercise price equal to 100% of the average of the highest and lowest sale prices of the Company’s Common Stock on the New York Stock Exchange on the date of the grant. Granting options aligns the NEOs with shareholders by ensuring that the NEOs will only realize value from the options if and when the Company’s stock price increases. Options granted in 2006 expire five years after the date of grant (or earlier in the case of termination of employment). The Committee chose this option term based on the following considerations:

  Competitive market practice: an option term of five to seven years is typical among the companies in the comparator group;

  Dilution: a five-year term mitigates the accounting expense of the grants as well as the potential dilution to shareholders as a result of option exercises; and

  Cost/benefit analysis: given the cyclical nature of the mining industry, the perception value to executives of a longer option term is not commensurate with incremental accounting expense.

     Stock options granted in 2006 vest immediately upon grant. Although competitive market practice is to grant options with a three-year vesting schedule, the Committee believes that given the five-year option term and the cyclical nature of the industry, adding a service-vesting requirement could potentially harm the incentive value of the plan were the restrictions to lapse during a “down” period of the business cycle. However, the Committee has in the past and may again in the future grant stock options with a vesting schedule or with performance restrictions, as it deems appropriate (e.g., for new hires). Details of stock options granted to the NEOs in 2006 are disclosed in the “Summary Compensation Table for 2006” on page 31 and in the table entitled “Grants of Plan-Based Awards for 2006” on page 33, included in this Proxy Statement.

     Restricted Stock. Restricted stock is typically granted pursuant to the Key Employee Deferred Compensation Plan, but may also be granted in accordance with the 1995 Stock Incentive Plan. Restricted stock is used for retention purposes in response to the tight labor market, while providing alignment with shareholders via share ownership. Restricted stock also balances the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (for example, a drop in the prices of gold and silver).

     For restricted stock granted in 2006, the Committee included a one-year service-vesting requirement in order to balance incentive and retention needs. Although competitive market practice is to grant restricted stock with three-year service vesting, the Committee believes that a longer vesting period could potentially harm the incentive value of the plan were the restrictions to lapse during a “down” period of the business cycle. Holders of restricted stock do not receive dividends or exercise voting rights on their restricted stock until they vest and are released from restriction. There are no performance restrictions associated with the 2006 grants of restricted stock. The Committee may grant restricted stock with alternative vesting schedules or with performance restrictions as it deems appropriate (e.g., for new hires). Details of restricted stock granted to the NEOs in 2006 are disclosed in the “Summary Compensation Table for 2006” on page 31 and in the table entitled “Grants of Plan-Based Awards for 2006” on page 33, included in this Proxy Statement.

     Performance Units. Beginning in 2003, the Committee has made annual grants of “performance units” to the NEOs under the Company’s Long-Term Performance Payment Plan. Performance units reinforce the Company’s business strategy by communicating the Company’s key operational value drivers of performance (e.g., production, costs and resource growth) and the associated long-term performance objectives that must be met for the Company to be successful and ultimately create value for shareholders. Performance units are also responsive to the Company’s cyclical business environment in that the ultimate value of the units is contingent on the Company’s long-term operational performance rather than on more cyclical measures of performance that are more directly influenced by metals prices.

     Under the plan, a new performance period begins each calendar year and runs for three years. The purpose of having a three-year performance period is to focus the NEOs on multi-year performance as a balance to the single-year performance focus of the annual incentive plan. The three-year performance period also recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. The Committee believes that a longer performance period could potentially harm the incentive value of the plan due to the longer time period required before payouts can occur. In addition, it is difficult to set meaningful and accurate performance goals beyond three years.

     Annual grants serve as a strong retention tool, as it provides the NEOs with participation in three overlapping performance plans at any given time. Starting a new plan period each year also provides the Committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle. However, once set for a plan period, performance targets will not be changed. For example, a significant acquisition could change the nature and level of subsequent-year targets. Such an event, however, would not change the targets for current plan cycles, because the Committee may have established the targets at a level of absolute performance that would be highly unlikely to be achieved unless in fact the Company made an acquisition during the plan period.

     The Committee grants a number of performance units to each participant at the beginning of each three-year plan cycle. Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $200 depending on the Company’s performance compared to the goals approved by the Committee. Performance units are paid out as soon as practical after the end of each performance period, and upon the approval of payouts by the Committee. At the discretion of the Committee, the payouts may be in the form of cash or the Company’s Common Stock.

     The Company expects to add value for the shareholders by increasing production and the resource base while providing cash from the operations to fund this growth. For the 2006-2008 long-term performance plan cycle, the measures approved by the Committee are growth in the resource base of the Company and “cash contribution from operations.” The targets for each performance measure are aligned with the Company’s most recent five-year forecast and long-term growth objectives. The Company believes that disclosing the specific targets for the

2006-2008 plan cycle would expose the Company to competitive harm. Two of these plans have now matured. The measures of the first plan were not met and there was no payout. In the plan that matured in 2006, the cash flow portion was not met and no payment was made on that portion. The resource replacement goal was met and the plan paid at slightly over 100% of that portion. The Committee believes that the resource replacement goal is not easily attainable, but when attained, adds considerable value to the Company. The Committee believes that the Company’s current asset base provides a solid exploration platform from which to work to meet the approved resource growth targets for gold and silver. Cash contribution from operations represents the total value of metals sold less production costs from direct operations. For purposes of this objective, gold and silver prices are held constant within each year in order to remove the effects of metal price fluctuations on actual performance results. However, gold and silver prices may be set at different levels for each year of the plan period. The plan does not advantage the NEOs in the current higher metals price market. The NEOs are thus incentivized to meet the cash contribution target by focusing on increasing production and reducing costs.

     The Committee believes that placing more emphasis on resource growth over cash contribution for the 2006-2008 plan period is appropriate, given the priority placed on resource growth in the Company’s business strategy. This is accomplished by weighting resource growth 75%, with a partial credit for base metals, and cash contribution 25% in determining the final value of each performance unit. In previous plan cycles, the final value of each performance unit was determined based on a matrix that linked these two factors together. The Committee now believes a more equitable payout arrangement will occur when resource growth and cash contribution are addressed separately. This will improve the NEOs’ line-of-sight to the individual measures and will also make it easier for the Committee to specifically identify performance results for which awards are recommended. In February 2006, the Committee approved an amendment to the plan to separate resource growth and cash contribution performance in the payout calculation for all future plan cycles as well as all plan cycles active at that time (e.g., 2004-2006 and 2005-2007 cycles). Therefore, assuming 100% of the resource growth target is reached, it would result in a payout equal to $75 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target were reached, it would result in a payout equal to $25 per performance unit, regardless of the resource growth performance versus target. NEOs will receive the maximum payout of two times target for each measure for performance at 115% of target. No payout will be received for performance below 60% of target on resource growth and for performance below 65% of target on cash contribution. The following tables summarize the performance unit valuation ranges for both resource growth and cash flow contribution:

2006-2008 Performance Unit Valuation

Resource Growth		Cash Contribution
% of Target	Unit Value	% of Target	Unit Value
115%	$150.00	115%	$50.00
110%	$127.50	110%	$42.50
105%	$97.50	105%	$32.50
100%	$75.00	100%	$25.00
95%	$67.50	95%	$22.50
90%	$60.00	90%	$20.00
85%	$52.50	85%	$17.50
80%	$45.00	80%	$15.00
75%	$37.50	75%	$12.50
70%	$30.00	70%	$10.00
65%	$22.50	65%	$7.50
60%	$20.00	60%	$0.00
55%	$0.00

     Details of performance units granted to the NEOs in 2006 are disclosed in the “Summary Compensation Table for 2006” on page 31 and in the table entitled “Grants of Plan-Based Awards for 2006” on page 33, included in this Proxy Statement.

Benefits

     The Company provides its employees with a benefits package that is designed to attract and retain the talent needed to manage the Company. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by the Company), health and dental coverage, various company-paid insurance plans, paid time off and paid holidays. NEOs are eligible to receive certain additional benefits, as described below. The Committee intends the type and value of such benefits offered to be competitive with general market practices, in accordance with the purpose of offering such benefits.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive an annual benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the Pension Benefits table that is included in this Proxy Statement. Under the Company’s unfunded Supplemental Retirement Benefit Plan (the “Supplemental Plan”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, and the loss, if any, due to a deferral of salary made under the Company’s Key Employee Deferred Compensation Plan, will be paid out of the general funds of the Company to any employee who may be adversely affected. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to include salary plus bonus, and any other cash incentives.

     Nonqualified Deferred Compensation Plan. The Company maintains the Hecla Mining Company Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their annual and long-term performance-based or bonus compensation. Participants may elect to have these amounts valued based upon the Company’s Common Stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by the Company when deferral amounts are valued based upon the Company’s Common Stock. This feature promotes alignment of the participants with shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may only withdraw amounts from their deferred compensation balances upon separation from service with the Company or according to a fixed date or schedule selected by the participants. Several NEOs have elected to defer salary and bonus amounts and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation for 2006” on page 42, included in this Proxy Statement. The amounts deferred are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations. Additional details about the KEDCP are described in the narrative accompanying the table entitled “Nonqualified Deferred Compensation for 2006” on page 42.

Personal Benefits

     The only personal benefit provided by the Company is a relocation benefit, which is offered as needed to meet specific recruitment needs.

     Details of the benefits accrued to each NEO are disclosed in the “All Other Compensation” column of the “Summary Compensation Table for 2006” on page 31, included in this Proxy Statement.

Change in Control Agreements

     The Company has entered into change in control agreements with each of its NEOs. The Committee believes that these agreements are important to provide reasonable compensation opportunities in the unique circumstances of a change in control that are not provided by the Company’s other compensation programs. The Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave the Company before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of the shareholders should a transaction in fact take place. They do this by providing executives with the necessary job stability and financial security during a change in control transaction and the subsequent period of uncertainty to help them stay focused on managing the Company rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change in control agreements are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a highly competitive market.

     The Company’s NEO change in control agreements provide for specified payments and other benefits if the NEO’s employment is terminated either: (i) by the NEO for good reason; or (ii) by the Company or its successor other than for cause, death or disability, within the two years following a change in control, or prior to a change in control if it can be demonstrated that the termination was related to a potential change in control. These payments and benefits include the following:

  All accrued obligations;

  Lump-sum payment generally equal to two times the sum of the NEO’s then annual base salary and the NEO’s highest annual bonus for the three years prior to the change in control;

  Lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on: (i) the date of actual termination; and (ii) two years later; and

  The continued participation for two years in all of the Company’s benefit plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     In addition, the Company’s equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change in control. Also, the performance unit plan will pay out a prorata award based on target performance, regardless of actual performance. These plan provisions enable the executives to recognize the value of their long-term contribution to the Company and not affect management decisions following termination.

     The change in control agreements provide that in the event that: (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax; and (ii) the value of the “excess parachute payment” exceeds 110% of the Safe Harbor Amount, then the Company will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the Safe Harbor Amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of the Company and the NEOs to the “excess parachute payment” rules.

     The change in control clauses and provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve the Company’s interests in retaining these key executives, are consistent with market and industry practice, and are reasonable. Details of the individual NEO’s change in control benefits and terms are disclosed in the section entitled “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Supplementary Compensation Policies

     The Committee has established additional policies to ensure that the overall structure of the executive compensation program is responsive to shareholder interests and competitive with the market. These specific policies are outlined below.

Expatriate Policies

     The Company has exploration properties and operating mines outside of the United States, specifically in Venezuela and Mexico. In order to induce the Company’s executives from the United States to accept assignments outside of their home country and compensate them for the disruption such a change causes to them and their families, the Company provides expatriate benefits as needed to meet individual circumstances. Currently among the NEOs, Michael H. Callahan, Vice President of the Company receives expatriate benefits while serving on his assignment in Venezuela as the President of the Company’s affiliate, Minera Hecla Venezolana, C.A. Mr. Callahan’s assignment agreement provides for payment or reimbursement for housing, automobile and travel expenses. While serving on this assignment, Mr. Callahan receives a salary premium of $24,000 per year in addition to his current salary. In addition, Mr. Callahan received a one-time grant of stock options and unrestricted shares of common stock in recognition of his taking on these foreign-based responsibilities.

     Mr. Callahan’s additional compensation benefits are included in the “Summary Compensation Table for 2006” on page 31, and “Grants of Plan-Based Awards for 2006” on page 33.

Limitations on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and the next four most highly compensated executive officers to $1,000,000 in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

     The Committee believes that the stock options and performance units granted to the NEOs qualify under Section 162(m) as performance-based compensation. Annual incentive payments do not qualify under Section 162(m) as performance-based compensation. Base salary and grants of service-vesting restricted stock are not performance-based, and therefore do not qualify. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all NEO compensation must qualify as deductible under Section 162(m), and the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). However, based upon the Committee’s analysis, the Committee expects that all compensation payable to NEOs for 2006 pursuant to the compensation programs now in effect will be deductible.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Ted Crumley, Chairman
Charles L. McAlpine
George R. Nethercutt, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Discussion and Analysis.” There are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries during the fiscal year; formerly were officers of the Company or any of its subsidiaries; or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is not aware of any related party transactions that would require disclosure.

CHARITABLE CONTRIBUTIONS BY THE COMPANY

     Within the preceding three years, the Company did not make any contributions to any charitable organization in which a director served as executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION TABLES

Compensation for 2006

     The following table sets forth information regarding the aggregate compensation for the fiscal year ended December 31, 2006, paid or accrued for: (i) the President and Chief Executive Officer; (ii) the Chief Financial Officer; and (iii) the three other most highly paid executive officers of the Company.

Summary Compensation Table for 2006

							Change in
							Pension Value
							and Non
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary[1]	Bonus[2]	Awards[3]	Award(s)[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
President and Chief
Executive Officer	2006	341,338	240,000	173,025	376,435	381,100	36,837	10,969	1,522,867
Lewis E. Walde
Vice President and
Chief Financial Officer	2006	163,425	73,000	64,144	60,433	123,600	4,603	14,040	498,642
Michael H. Callahan
Vice President	2006	168,775	140,130 [8]	64,144	96,597	123,600	8,619	8,236	601,482
Ronald W. Clayton
Senior Vice President – Operations	2006	180,675	100,000	65,784	101,222	123,600	35,658	11,204	582,485
Philip C. Wolf
Senior Vice President – General
Counsel & Secretary	2006	174,029	109,000	105,095	121,216	45,320	- -	115,532	670,252
____________________
1.	Salary amounts include both base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the NEO. See the table entitled “Nonqualified Deferred Compensation for 2006” on page 42.

2.	This column represents the total amount of 2006 annual incentive bonus received by each NEO under the AIP, except for Mr. Callahan. See footnote 8 to this table.

3.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock units awarded in 2006 and prior years for each named executive officer. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values listed reflect the dollar amount calculated in accordance with FAS 123(R). For restricted stock units, the fair value is calculated using the average of the highest and the lowest reported sales prices of the Company’s Common Stock on the date of grant. See the table entitled “Grants of Plan-Based Awards for 2006” for the amount of restricted stock units awarded to each NEO. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. The Company cautions that the amounts reported in the “Stock Awards” column for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2006” on page 35.

4.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted in 2006, and stock options purchased under the Company’s deferred compensation plan. These amounts were determined in accordance with FAS 123(R). Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 10 of the Hecla financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. The amount of stock options granted to each NEO is listed in the table entitled “Grants of Plan-Based Awards for 2006.” These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. The Company cautions that the amounts reported in the “Option Awards” column for these awards may not represent the amounts that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2006” on page 35.

5.	Long-Term Incentive Plan payout for the 2004-2006 plan period. See “Performance Units” on page 25, for a more full description of these performance units. The Board assigns performance units at the beginning of each three-year period. Said units are initially assigned a nominal dollar value of $100 each. The ultimate dollar value of each unit upon payment to an NEO (the “terminal dollar value”) is dependent upon the Company attaining certain corporate performance targets approved by the Board. Performance unit terminal dollar value can range from $0 to $200 depending upon the percentage of targets actually achieved. The goals that the Compensation Committee established for the 2004-2006 performance cycle were: (i) continued focus on resource growth and cash contribution generation; (ii) more emphasis on resource growth (e.g. gold, silver and gold equivalent resources); and (iii) cash contribution generated from the Company’s resources. Based upon the Company’s 2006 performance, the percentages achieved for resource growth and cash contribution were 107% and 0%, respectively. The units awarded to each NEO for the 2004-2006 plan period and the unit value determined for each NEO were as follows:

	2004-2006		Value Determined at End of
	Performance Units	Unit Value	Performance Period
Name	(#)	($)	($)
Phillips S. Baker, Jr.	3,700	103	381,100
Lewis E. Walde	1,200	103	123,600
Michael H. Callahan	1,200	103	123,600
Ronald W. Clayton	1,200	103	123,600
Philip C. Wolf	440 *	103	45,320

*	Mr. Wolf was not employed with the Company in 2004 and 2005. However, he was appointed Vice President and General Counsel in February 2006. The performance units listed above for Mr. Wolf were prorated for 2006.

6.	The amounts reported in this column are composed entirely of: (i) changes between December 31, 2005, and December 31, 2006, in the actuarial present value of the accumulated pension benefits for the NEOs as follows: Baker, $35,693; Walde, $3,922; Callahan, $6,361; Clayton, $35,633 and Wolf, $0; and (ii) above market earnings on nonqualified deferred compensation balances for the NEOs as follows: Baker, $1,144; Walde, $681; Callahan, $2,258; Clayton, $25 and Wolf, $0.

7.	“All Other Compensation” for the last fiscal year includes the following for Messrs. Baker, Walde, Callahan, Clayton and Wolf as follows: (i) matching contributions under the Company’s Capital Accumulation Plan of $3,300, $3,300, $2,435, $3,300 and $2,003, for each NEO, respectively;

(ii) 401(k) profit share contribution from the Company of $7,669, $7,669, $5,659, 7,669, and $4,799, for each NEO, respectively; (iii) the dollar value benefit of premium payments for term life insurance coverage of $0, $123, $142, $235 and $667, for each NEO, respectively; (iv) a tax offset bonus related to a gain on stock option exercises for Mr. Walde of $2,948; and (v) the following for Mr. Wolf: apartment rent of $5,906; furniture rental of $1,642; gross-up for the apartment and furniture of $4,892; commission and closing costs paid on the sale of Mr. Wolf’s home in Colorado of $95,000; and travel reimbursement for Mr. Wolf for relocation purposes of $683.

8.	Includes cash performance bonus of $111,000 and the cash value of 6,000 bonus Common Stock shares received by Mr. Callahan for his undertaking of overseeing the Company’s Venezuelan operations in 2006. These shares were awarded to Mr. Callahan on June 9, 2006, under the 1995 Stock Incentive Plan. The price of the Company’s Common Stock was determined by taking the mean between the highest and lowest reported sales prices of the Company’s Common Stock on the New York Stock Exchange on June 9, 2006 ($4.855), in accordance with the terms of the 1995 Stock Incentive Plan.

     This table provides information concerning each grant of an award made to a NEO in the most recently completed fiscal year. This includes performance units awarded for the 2006-2008 plan period under the Long-Term Incentive Plan, stock option grants under the 1995 Stock Incentive Plan, and a stock grant made to Mr. Callahan under the 1995 Stock Incentive Plan, each of which is discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” Pursuant to the terms of the 1995 Stock Incentive Plan, the option price for stock option grants is determined by using the mean between the highest and lowest reported sales prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant (i.e., $6.59 + $6.40 = $12.99/2 = $6.495).

Grants of Plan-Based Awards for 2006

			Estimated Future Payouts Under				All Other
			Non-Equity Incentive Plan			Other Stock	Option
			Awards[2]			Awards:	Awards:		Closing	Grant Date
						Number of	Number of	Exercise or	Market	Fair Value
		Long-Term				Shares of	Securities	Base Price	Price on	of Stock
		Performance				Stock or	Underlying	of Option	Date of	and Option
	Grant	Plan Units[1]	Threshold	Target	Maximum	Units[3]	Options[4]	Awards[5]	Grant[6]	Awards[7]
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr.	2/15/06	3,970	0	397,000	794,000
	5/5/06					27,000			6.55	176,850
	5/5/06						146,000	6.495	6.55	352,926
Lewis E. Walde	2/15/06	1,260	0	126,000	252,000
	5/5/06					10,000			6.55	65,500
	5/5/06						25,000	6.495	6.55	60,433
Michael H. Callahan	2/15/06	1,260	0	126,000	252,000
	5/5/06					10,000			6.55	65,500
	5/5/06						25,000	6.495	6.55	60,433
	6/9/06					6,000			4.72	28,320
	6/9/06						20,000	4.855	4.72	36,164
Ronald W. Clayton	2/15/06	1,320	0	132,000	264,000
	5/5/06					10,000			6.55	65,500
	5/5/06						37,500	6.495	6.55	90,649
Philip C. Wolf	2/15/06	1,320	0	132,000	264,000
	2/15/06					20,000			4.75	95,000
	2/15/06						40,000	5.040	4.75	79,492
	5/5/06					10,000			6.55	65,500
	5/5/06						20,000	6.495	6.55	48,346

____________________

1.	Long-Term Performance Payment Plan – Performance Units awarded for the 2006-2008 plan period to each of the NEOs.

2.	These columns show the potential value of the payout for each NEO under the 2006-2008 Long-Term Incentive Performance Payment Plan period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” on page 18. As reflected in the “Summary Compensation Table for 2006”, awards were paid out for the 2004-2006 plan period. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $200.

3.	This column shows the number of restricted stock units granted in 2006 to the NEOs under the terms of the Key Employee Deferred Compensation Plan. The restrictions lapse on May 7, 2007, at which time the units are converted into shares of the Company’s Common Stock. For Mr. Callahan, this column includes 6,000 shares of the Company’s Common Stock that Mr. Callahan received on June 9, 2006, under the terms of the 1995 Stock Incentive Plan. These shares were awarded with no restrictions. (See footnote 8 to the “Summary Compensation Table for 2006” on page 31).

4.	This column shows the number of stock options granted in 2006 to the NEOs under the terms of the 1995 Stock Incentive Plan. These options vested and became exercisable on the date of grant. The stock options reported in this column are options granted to each NEO on May 5, 2006, under the terms of the Company’s 1995 Stock Incentive Plan. On June 9 2006, Mr. Callahan received an additional 20,000 stock options for his additional foreign-based work in Venezuela. (See footnote 4 to the “Summary Compensation Table for 2006” on page 31).

5.	This column shows the exercise price for the stock options granted. Pursuant to the terms of the Company’s 1995 Stock Incentive Plan, the exercise price of each option granted is determined by using the mean between the highest and lowest reported sales prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant.

6.	This column shows the closing market price of the Company’s Common Stock on the New York Stock Exchange on the date of grant.

7.	This column shows the grant date fair value of the restricted stock units and stock options computed in accordance with FAS 123(R). For the restricted stock units granted on May 5, 2006, the fair value is calculated using the closing price of the Company’s Common Stock on the grant date of $6.55. For the restricted stock units granted on February 15, 2006, to Mr. Wolf, the fair value is calculated using the closing price of the Company’s Common Stock on the grant date of $4.75. For the 6,000 unrestricted shares of Common Stock awarded to Mr. Callahan on June 9, 2006, the fair value is calculated using the closing price of the Company’s Common Stock on the grant date of $4.72. For stock options granted on May 5, 2006, the fair value is calculated using the Black Scholes value on the grant date of $2.4173. For stock options granted to Mr. Wolf on February 15, 2006, the fair value is calculated using the Black Scholes value on the grant date of $1.9873. For the stock options granted to Mr. Callahan on June 9, 2006, the fair value is calculated using the Black Scholes value on the grant date of $1.8082. For additional information on the valuation assumptions, refer to Note 10 of the Company’s financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. (See footnote 3 to the “Summary Compensation Table for 2006” on page 31).

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested restricted stock units. Each equity grant is shown separately for each NEO. All options are vested, except for 20,000 stock options granted to Mr. Wolf. The option prices shown below were determined by using the mean between the highest and lowest reported sales prices of the Company’s Common Stock on the New York Stock Exchange on the date of grant. The market value of the restricted stock units is based on the closing market price of the Company’s Common Stock as of December 31, 2006, which was $7.66. For additional information about the option awards and restricted stock units, see the description of equity incentive compensation in the “Compensation Discussion and Analysis” on page 18.

Outstanding Equity Awards at Fiscal Year-End for 2006

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of Shares	Market Value of
	Unexercised	Unexercised			or Units of Stock	Shares or Units of
	Options	Options	Option		That Have Not	Stock That Have
	(#)	(#)	Exercise Price	Option	Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Expiration Date	(#)	($)
Phillips S. Baker, Jr.	105,000		4.075	05/08/2008
	120,000		5.995	05/06/2009
	146,000		4.92	05/05/2010
	146,000		6.495	05/05/2011
					27,000	206,820
Lewis E. Walde	35,000		5.995	05/06/2009
	32,000		4.92	05/05/2010
	25,000		6.495	05/05/2011
					10,000	76,600
Michael H. Callahan	35,000		5.995	05/06/2009
	32,000		4.92	05/05/2010
	25,000		6.495	05/05/2011
	20,000		4.855	06/09/2011
					10,000	76,600
Ronald W. Clayton	35,000		5.995	05/06/2009
	33,500		4.92	05/05/2010
	37,500		6.495	05/05/2011
					10,000	76,600
Philip C. Wolf	20,000		5.04	02/15/2011
		20,000	5.04	02/15/2011
	20,000		6.495	05/05/2011
					20,000	153,200
					10,000	76,600

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during fiscal year 2006 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during fiscal year 2006.

Option Exercises and Stock Vested for 2006

	Option Awards			Stock Awards
	Number of Shares		Value Realized	Number of Shares	Value Realized
	Acquired on Exercise		on Exercise	Acquired on Vesting[1]	on Vesting
Name	(#)		($)	(#)	($)
Phillips S. Baker, Jr.[2]	3,186		17,252
	60,000		233,100
				35,000	223,475
Lewis E. Walde[3]	30,000		101,910
	2,000		3,194
	2,000		3,694
	20,403	[4]	71,615
	5,000	[4]	21,050

				13,000	83,005
Michael H. Callahan[5]	27,675	[4]	66,973
	62,972	[4]	243,702
				13,000	83,005
				6,000	28,320
Ronald W. Clayton[6]	- -		- -
				14,000	89,390
Philip C. Wolf[7]	- -		- -	- -	- -

____________________
1.	The NEOs received these restricted stock units on May 6, 2005. The restricted stock units are credited to each NEO’s stock account in the KEDCP. On May 8, 2006, the restrictions lapsed and each NEO received their units in the form of shares of the Company’s Common Stock, less an amount of shares to satisfy their income tax liability. For Mr. Callahan, this column includes 6,000 unrestricted shares of the Company’s Common Stock that Mr. Callahan received on June 9, 2006, in accordance with the terms of the 1995 Stock Incentive Plan.

2.	Mr. Baker exercised 75,000 stock options on January 31, 2006, with an exercise price of $5.185 and a market price of $5.415. In accordance with the terms of the 1995 Stock Incentive Plan, payment for any share subject to a stock option may also be made by instructing the Company to withhold a number of such shares having a fair market value on the date of exercise equal to the aggregate exercise price of such stock option. On January 31, 2006, Mr. Baker instructed the Company to withhold 71,814 shares based on the fair market value on that date of $5.415, to pay for the stock options. In return, Mr. Baker received 3,186 shares of the Company’s Common Stock. The methodology used for this calculation is: 75,000 x $5.185 = $388,875/$5.415 = 71,814 shares to the Company, which leaves 3,186 shares to Mr. Baker. Mr. Baker also exercised 60,000 stock options on June 8, 2006, with an exercise price of $1.13 and a market price of $5.015. He acquired 35,000 shares with a price of $6.385 on May 8, 2006, upon the lapse of restrictions on restricted stock units awarded on May 5, 2005.

3.	Mr. Walde exercised 30,000 stock options on December 7, 2006, with an exercise price of $4.075 and a market price of $7.472; 2,000 stock options on December 7, 2006, with an exercise price of $5.875 and a market price of $7.472; 2,000 stock options on December 7, 2006, with an exercise price of $5.625 and a market price of $7.472. All of these options were granted under the terms of the 1995 Stock Option Plan. Under the terms of the KEDCP, Mr. Walde purchased 5,000 and 20,403 discounted stock options in November 2005 and May 2005, respectively. Mr. Walde exercised the 5,000 stock options on December 7, 2006, with an exercise price of $2.943 and a market price of $7.48; and the 20,403 stock options on December 7, 2006, with an exercise price of $3.573 and a market price of $7.48. He acquired 13,000 shares with a price of $6.385 on May 8, 2006, upon the lapse of restrictions on restricted stock units awarded on May 5, 2005.

4.	These are discounted stock options purchased by Mr. Walde and Mr. Callahan under the terms of the KEDCP in prior years and exercised in fiscal year 2006.

5.	Under the terms of the KEDCP, Mr. Callahan purchased 27,675 discounted stock options on May 14, 2004, and 62,972 discounted stock options on May 16, 2005. Mr. Callahan exercised the 27,675 stock options on December 27, 2006, with an exercise price of $4.878 and a market price of $7.84; the 62,972 stock options on December 27, 2006, with an exercise price of $3.573 and a market price of $7.84. He acquired 13,000 shares with a price of $6.385 on May 8, 2006, upon the lapse of restrictions on restricted stock units awarded on May 5, 2005.

6.	Mr. Clayton did not exercise any stock options during fiscal year 2006. He acquired 14,000 shares with a price of $6.385 on May 8, 2006, upon the lapse of restrictions on restricted stock units awarded on May 5, 2005.

7.	Mr. Wolf was appointed as an executive officer of the Company on February 16, 2006, at which time he received stock options with a vesting schedule and restricted stock with a vesting schedule. During fiscal year 2006, Mr. Wolf did not exercise any stock options, nor did any restrictions lapse on his restricted stock units.

Potential Payments Upon Termination or Change in Control

     The Company has Change in Control agreements (collectively, the “Employment Agreements”) with Messrs. Baker, Walde, Callahan, Clayton and Wolf.

     The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “Change in Control” of the Company (the “Effective Date”). The term of employment under the Employment Agreements is two years from the Effective Date. The Employment Agreements have a Change in Control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless the Company gives notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a Change in Control of the Company is, with certain limitations, deemed to occur if a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company or if, as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or the approval of a plan of dissolution or liquidation.

     The Employment Agreements are intended to ensure that, in the event of a Change in Control, each NEO will continue to receive payments and other benefits equivalent to those he was receiving at the time of a Change in Control for the duration of the term of the Employment Agreement. The Employment Agreements also provide, among other things, that should a NEO’s employment be terminated either: (i) by the NEO for good reason; or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from the Company a lump-sum defined amount generally equivalent to two times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

     The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on: (i) the date of actual termination; and (ii) the end of the two-year employment period under the Employment Agreements. The Company would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances the Company will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code.

     The table below reflects the amount of compensation to each of the NEOs of the Company in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. The amount of compensation payable to each NEO upon voluntary termination; involuntary not-for-cause termination; for cause termination; termination following a change in control; and in the event of disability or death of the NEO, is shown below. Each NEO is entitled to receive a lump-sum severance payment of the sum two times their annual salary plus two times the highest annual bonus in the past three years earned by them pursuant to incentive compensation plans maintained by the Company. The amounts shown assume that such termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEO’s may receive a prorated portion of short-term performance compensation, any amounts due under matured long-term performance compensation plans, one month of health and welfare benefits and any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEO’s could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2006, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEO’s would receive a prorated portion of any short-term performance compensation as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. They would also receive one month of health and welfare benefits and any earned, but unused vacation. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change in Control. If a change in control occurs as defined in the NEO’s Employment Agreements they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional two years. They would also receive two years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

				Involuntary
				for Good
				Reason
		Involuntary		Termination
	Voluntary	Not For Cause	For Cause	(Change in
	Termination	Termination	Termination	Control)	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/06	12/31/06	12/31/06	12/31/06	12/31/06	12/31/06
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	240,000	240,000		740,000 [1]	240,000	240,000
Stock Options	1,444,000	1,444,000		1,444,000	1,444,000	1,444,000
Restricted Stock	57,000	57,000		173,000	173,000	173,000
Long-term Performance Compensation	381,100	381,100	381,000	778,100	778,100	778,100
Benefits & Perquisites:
Retirement Plans[2]	205,000	205,000	205,000	278,000		499,000
Deferred Compensation[3]	1,497,000	1,497,000	1,497,000	1,497,000	1,497,000	1,497,000
Health and Welfare Benefits[4]				25,000
Disability Income[5]					1,498,000
Life Insurance Benefits[6]						325,000
Change in Control Payment				693,000
Earned Vacation Pay	20,000	20,000	20,000	20,000	20,000	20,000
Outplacement				20,000
Lewis E. Walde
Short-term Performance Compensation	73,000	73,000		299,000 [1]	73,000	73,000
Stock Options	214,000	214,000		214,000	214,000	214,000
Restricted Stock	21,000	21,000		64,000	64,000	64,000
Long-term Performance Compensation	123,600	123,600	123,600	249,600	249,600	249,600
Benefits & Perquisites:
Retirement Plans[2]	94,000	94,000	94,000	112,000	634,000	375,000
Deferred Compensation[3]	204,000	204,000	204,000	204,000	204,000	204,000
Health and Welfare Benefits[4]				25,000
Disability Income[5]					1,237,000
Life Insurance Benefits[6]						175,000
Change in Control Payment				350,000
Earned Vacation Pay	13,000	13,000	13,000	13,000	13,000	13,000
Outplacement				20,000
Michael H. Callahan
Short-term Performance Compensation	111,000	111,000		333,000 [1]	111,000	111,000
Stock Options	428,000	428,000		428,000	428,000	428,000
Restricted Stock	21,000	21,000		64,000	64,000	64,000
Long-term Performance Compensation	123,600	123,600	123,600	249,600	249,600	249,600
Benefits & Perquisites:
Retirement Plans[2]	123,000	123,000	123,000	140,000	638,000	389,000
Deferred Compensation[3]	482,000	482,000	482,000	482,000	482,000	482,000
Health and Welfare Benefits[4]				25,000
Disability Income[5]					1,233,000
Life Insurance Benefits[6]						186,000
Change in Control Payment				390,000
Earned Vacation Pay	14,000	14,000	14,000	14,000	14,000	14,000
Outplacement				20,000

				Involuntary
				for Good
				Reason
		Involuntary		Termination
	Voluntary	Not For Cause	For Cause	(Change in
	Termination	Termination	Termination	Control)	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/06	12/31/06	12/31/06	12/31/06	12/31/06	12/31/06
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Ronald W. Clayton
Short-term Performance Compensation	100,000	100,000		304,000 [1]	100,000	100,000
Stock Options	190,000	190,000		190,000	190,000	190,000
Restricted Stock	23,000	23,000		66,000	66,000	66,000
Long-term Performance Compensation	123,600	123,600	123,600	255,600	255,600	255,600
Benefits & Perquisites:
Retirement Plans[2]	184,000	184,000	184,000	229,000	633,000	409,000
Deferred Compensation[3]	121,000	121,000	121,000	121,000	121,000	121,000
Health and Welfare Benefits[4]				25,000
Disability Income[5]					1,185,000
Life Insurance Benefits[6]						205,000
Change in Control Payment				410,000
Earned Vacation Pay	16,000	16,000	16,000	16,000	16,000	16,000
Outplacement				20,000
Philip C. Wolf
Short-term Performance Compensation	109,000	109,000		327,000 [1]	109,000	109,000
Stock Options	121,000	121,000		121,000	121,000	121,000
Restricted Stock				105,000	105,000	105,000
Long-term Performance Compensation	45,320	45,320	45,320	133,320	133,320	133,320
Benefits & Perquisites:
Retirement Plans[2]				58,000
Deferred Compensation[3]
Health and Welfare Benefits[4]				18,000
Disability Income[5]					558,000
Life Insurance Benefits[6]						220,000
Change in Control Payment				440,000
Earned Vacation Pay	13,000	13,000	13,000	13,000	13,000	13,000
Outplacement				20,000
____________________
1.	Represents two times the highest annual bonus paid in the last three years, plus the earned 2006 annual bonus.

2.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEO’s qualify for early or regular retirement on December 31, 2006, under the Company’s retirement plan.

3.	Reflects the lump-sum present value held in the NEO’s account under the Company’s Key Employee Deferred Compensation Plan as of December 31, 2006.

4.	Reflects the estimated lump-sum value of all future premiums, which will be paid on behalf of the NEO under the Company’s health and welfare benefit plans.

5.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under the Company’s disability program.

6.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by the Company to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the Hecla Mining Company Supplemental Excess Retirement Plan for the NEOs as of December 31, 2006. The terms and conditions for participation in and payments from these plans are described below under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to the Company’s financial statements.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	5	54,134	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		151,325	- -
Lewis E. Walde	Hecla Mining Company
	Retirement Plan	15	76,598	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		17,818	- -
Michael H. Callahan	Hecla Mining Company
	Retirement Plan	14	88,837	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		34,182	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	17	173,578	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		10,771	- -
Philip C. Wolf	Hecla Mining Company
	Retirement Plan	- -	- -	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		- -	- -

     The table below provides information on the nonqualified deferred compensation of the named executive officers in 2006.

Nonqualified Deferred Compensation for 2006

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Aggregate
	Last FY1	in Last FY	Last FY2	Distributions	Balance at Last FYE[3]
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	345,050	- -	3,642	106,196	1,497,000
Lewis E. Walde	- -	- -	2,392	77,400 [4]	204,000
Michael H. Callahan	151,800	- -	7,747	16,854	482,000
Ronald W. Clayton	6,940	- -	86	- -	121,000
Philip C. Wolf	- -	- -	- -	- -	- -
____________________
1.	Includes: (i) salary deferral in 2006 for Baker, $34,500; Callahan, $34,500; and Clayton, $6,940, which is included in the Salary column of the “Summary Compensation Table for 2006”; and (ii) deferred annual incentive bonus earned in 2005 and paid in 2006, which is not included in the “Summary Compensation Table for 2006” for: Baker, $40,950 and Callahan, $28,050.

2.	Total amount of interest earned on deferred compensation in the NEO’s investment account for fiscal year 2006.

3.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years. The amounts reported in this column are also included in the tables under the section entitled “Potential Payments Upon Termination or Change in Control.”

4.	This amount represents the dollar amount recognized from the distribution of 12,000 restricted stock units that vested in September 6, 2005, but Mr. Walde elected to defer the shares in accordance with the terms of the KEDCP until May 10, 2006. The value of these shares was determined by taking the mean between the highest and lowest reported sales prices of the Company’s Common Stock on May 10, 2006 (i.e., $6.64 + $6.26 = $12.90/2 = $6.45 x 12,000 = $77,400).

     Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the Long-Term Incentive Plan, Annual Incentive Plan and any restricted stock units granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation valued based on the Company’s Common Stock in order to promote alignment of the participants with the Company’s Common Stock shareholders. It also provides for corporate discretionary allocations of amounts valued by the Company’s Common Stock.

     Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon the Company’s Common Stock and are delivered to the participant in shares of the Company’s Common Stock upon a distributable event.

     As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of: (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with the Company, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with the Company due to “disability,” which is defined in Section 409A of the Internal Revenue Code; (iii) the date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change in control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

     The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating assets of the Company for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling the promises of the Company under the KEDCP are for all purposes to be part of the general assets of the Company and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by the Company that any funds or assets of the Company will be sufficient to pay any benefit under the KEDCP.

     Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, two things occurred. First, that portion of the plan allowing such purchases was deleted, so participants could no longer purchase discounted stock option units. However, several of the NEOs have discounted stock option units they purchased prior to the amendment. With regard to those discounted stock option units that vested before January 1, 2005 (the date that Section 409A was enacted by the Internal Revenue Code), those are reported in the beneficial ownership table as “KEDCP Options” and are exercisable by the participant. The second thing that resulted from the November 6, 2006, plan amendment was that any discounted stock option units that vested after January 1, 2005, are now exercised within the plan and the gain realized from the exercise by the participant is credited to the participants investment account in the KEDCP until such time as they elect a distribution or upon a distributable event. The gain cannot be taken in units measured in shares of stock. The discounted stock option units that vested after January 1, 2005, are not considered to be beneficially owned; and therefore, are not included in the beneficial ownership table. The discounted stock option units owned by the NEOs that vested after January 1, 2005, are as follows: Baker, 507,954 units; Walde, 30,000 units; Callahan, 32,251 units; and Clayton, 4,836 units. Mr. Wolf has not purchased any discounted stock option units under the KEDCP.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of December 31, 2006, regarding our compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance:

		Weighted-Average	Number of Securities
	Number of Securities To	Exercise Price	Remaining Available For
	Be Issued Upon Exercise	Of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by
Security Holders:
1995 Stock Incentive Plan	1,897,320	$5.72	4,514,243
Stock Plan for Nonemployee Directors	- -	N/A	784,503
Key Employee Deferred
Compensation Plan	125,131	$3.81	4,372,209
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	2,022,451	$5.61	9,670,955

OTHER BENEFITS

Retirement Plan

     The officers of the Company participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all employees of the Company, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of the Company’s contributions, and related expenses or income, is specifically attributable to the Company’s officers. The Company was not required to make a contribution for 2006. The Company also has an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the “Supplemental Plan”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under the Company’s Executive Deferral Plan and/or the Capital Accumulation Plan will be paid out of the general funds of the Company to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $175,000 subject to specified adjustments and is calculated using earnings not in excess of $220,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under the Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 2006 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2006.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$ 6,828	$13,656	$ 20,484	$ 27,312	$ 34,140	$ 40,968	$ 47,796
125,000	9,016	18,031	27,047	36,062	45,078	54,093	63,109
150,000	11,203	22,406	33,609	44,812	56,015	67,218	78,421
175,000	13,391	26,781	40,172	53,562	66,953	80,343	93,734
200,000	15,578	31,156	46,734	62,312	77,890	93,468	109,046
225,000	17,766	35,531	53,297	71,062	88,828	106,593	124,359
250,000	19,953	39,906	59,859	79,812	99,765	119,718	139,671
275,000	22,141	44,281	66,422	88,562	110,703	132,843	154,984
300,000	24,328	48,656	72,984	97,312	121,640	145,968	170,296
325,000	26,516	53,031	79,547	106,062	132,578	159,093	185,609
350,000	28,703	57,406	86,109	114,812	143,515	172,218	200,921
375,000	30,891	61,781	92,672	123,562	154,453	185,343	216,234
400,000	33,078	66,156	99,234	132,312	165,390	198,468	231,546
425,000	35,266	70,531	105,797	141,062	176,328	211,593	246,859
450,000	37,453	74,906	112,359	149,812	187,265	224,718	262,171
475,000	39,641	79,281	118,922	158,562	198,203	237,843	277,484
500,000	41,828	83,656	125,484	167,312	209,140	250,968	292,796

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2006, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 5 years; L. Walde, 15 years; M. Callahan, 14 years; R. Clayton, 17 years; and P. Wolf, 0 years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table presents certain information regarding the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and executive officer of the Company and by all current directors and executive officers as a group, as of March 8, 2007. On that date, all of such persons together beneficially owned an aggregate of approximately 1.4% of the outstanding shares of the Company’s Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
Phillips S. Baker, Jr.[5]		251,807	Direct[1]
President and CEO		27,000	RSU[2]
		517,000	Vested Options[3]
		100,000	KEDCP Options[4]
	Common	895,807		*
Michael H. Callahan[6]		34,678	Direct[1]
Vice President		10,000	RSU[2]
		123,314	Vested Options[3]
		11,314	KEDCP Options[4]
	Common	179,306		*
Ronald W. Clayton[7]		12,205	Direct[1]
Senior Vice President - Operations		10,000	RSU[2]
		106,000	Vested Options[3]
		7,693	KEDCP Options[4]
	Common	135,898		*
Jay S. Layman
Vice President - Corporate Development		10,000	Vested Options[3]
	Common	10,000		*
Dean W.A. McDonald
Vice President - Exploration		10,000	Vested Options[3]
	Common	10,000		*
Vicki Veltkamp (Larson)[8]		19,345	Direct[1]
Vice President - Investor		10,000	RSU[2]
and Public Relations		78,250	Vested Options[3]
		5,873	KEDCP Options[4]
	Common	113,468		*
Lewis E. Walde[9]		19,000	Direct[1]
Vice President and CFO		10,000	RSU[2]
		92,000	Vested Options[3]
	Common	121,000		*

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
Philip C. Wolf		10,000	RSU[2]
Senior Vice President - General Counsel		60,000	Vested Options[3]
and Secretary	Common	70,000		*
John H. Bowles		4,837	Indirect[10]
Director	Common	4,837		*
David J. Christensen		12,368	Direct[1]
Director		10,901	Indirect[10]
	Common	23,269		*
Ted Crumley		4,000	Direct[1]
Director		30,953	Indirect[10]
	Common	34,953		*
Charles L. McAlpine		2,000	Direct[1]
Director		31,414	Indirect[10]
	Common	33,414		*
George R. Nethercutt, Jr.		6,252	Indirect[10]
Director	Common	6,252		*
Jorge E. Ordoñez C.		31,414	Indirect[10]
Director	Common	31,414		*
Dr. Anthony P. Taylor		24,414	Indirect[10]	*
Director		100	Direct[11]
	Common	24,414
	Preferred	100
Charles B. Stanley[12]		- -		*
Terry V. Rogers[12]		- -		*
All current directors, nominee directors
and officers as a group (16) individuals	Common	1,694,032		1.4%
	Preferred	100		**
____________________
*	Represents beneficial ownership of less than one percent, based upon 120,039,942 shares of the Company’s Common Stock issued and outstanding as of March 8, 2007.

**	Represents beneficial ownership of less than one percent, based upon 157,816 shares of the Company’s Series B Cumulative Convertible Preferred Stock issued and outstanding as of March 8, 2007.

1.	“Direct” means shares held of record and any shares beneficially owned through a trust, bank, broker or other nominee, and which the officer or director has sole or shared voting power.

2.

“RSU” means restricted stock units held in the KEDCP, which restrictions lapse 60 days after March 8, 2007. On May 8, 2007, the restrictions lapse on these stock units and each executive officer listed above will have those shares distributed in the form of shares of the Company’s Common Stock. The executive officers do not have any voting power with these restricted stock units until the restrictions lapse.

3.	“Vested Options” means options granted under the 1995 Stock Incentive Plan, which are vested and exercisable.

4.

“KEDCP Options” means stock options purchased under the KEDCP, which are vested and exercisable as of March 8, 2007, and which vested prior to January 1, 2005. The executive officers do not have any voting power with these stock options until they are exercised.

5.	All 251,807 shares are held directly by Mr. Baker, as to which he has sole voting power.

6.	All 34,678 shares are held jointly with Mr. Callahan’s spouse, as to which Mr. Callahan shares voting and investment power.

7.	All 12,205 shares are held directly by Mr. Clayton, as to which he has sole voting power.

8.	All 19,345 shares are held jointly with Ms. Veltkamp’s (Larson) spouse, as to which Ms. Veltkamp (Larson) shares voting and investment power.

9.	All 19,000 shares are held jointly with Mr. Walde’s spouse, as to which Mr. Walde shares voting and investment power.

10.

“Indirect” means shares credited to each nonemployee director, all of which are held indirectly in trust pursuant to the Company’s Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” on page 17.

11.

Dr. Taylor holds 100 shares of the Company’s Series B Preferred Cumulative Stock. Under the Certificate of Designations of Preferred Stock, each share of preferred stock is convertible at the option of the holder at any time into 3.2154 shares of Common Stock for each share of preferred stock. If Dr. Taylor converted these 100 preferred shares, he would receive 321 shares of Common Stock.

12.	Nominee director.

     To the knowledge of the Company, as of March 8, 2007, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of the Company’s Common Stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of
Title of Class	Beneficial Owner	Beneficial Ownership[1]	Percent of Class
Common	Royce & Associates, LLC
	1414 Avenue of the Americas
	New York, NY 10019	10,427,800	8.7%

Common	Wentworth, Hauser & Violich, Inc.
	353 Sacramento St., Suite 600
	San Francisco, CA 94111	6,067,519	5.0%
       ____________________

1.

Security ownership information for the beneficial owner is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), (f) and (g) of the Exchange Act, and information made known to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in their ownership of the Company’s stock. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company’s review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the fiscal year ended December 31, 2006, all filing requirements applicable to the Company’s officers, directors and greater than 10% owners of the Company’s Common Stock were satisfied.

PROVISIONS OF THE COMPANY’S BY-LAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND NOMINATIONS
FOR ELECTION AS DIRECTORS

     The Company’s By-Laws establish procedures governing the eligibility of nominees for election to the Board of the Company and the proposal of business to be considered by the shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving a shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)

As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected;

(b)

As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in the Company’s proxy materials, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

(ii)	the class and number of shares of the Company, which are owned beneficially, and of record by such shareholder and such beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2008 Annual Meeting of Shareholders is January 5, 2008 (the 120th day preceding the anniversary of the 2007 Annual Meeting) to February 4, 2008 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the By-Laws and, if any proposed nomination or business is not in compliance with the By-Laws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

     In addition to the foregoing section, the Company will comply with Rule 14a-8 of the Exchange Act with respect to any shareholder proposal that meets its requirements. The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2008 Annual Meeting of Shareholders, which are received by the Company at its principal executive offices no later than November 27, 2007. Such proposals must be submitted in writing and should be sent to the attention of the Corporate Secretary of the Company.

ANNUAL REPORT

     The Company’s Annual Report to Shareholders, consisting of the Company’s Form 10-K for the year ended December 31, 2006, and other information, is being mailed to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”), without cost by: (i) written request to Attn: Investor Relations; or (ii) requesting a copy through the Company’s website at www.hecla-mining.com under “Investor Relations” and then selecting “Information Request.” In addition, a shareholder may also view the Annual Report on the Company’s website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Philip C. Wolf
Corporate Secretary

March 26, 2007

APPENDIX A

Hecla Mining Company

Audit Committee Charter

PURPOSE

     The Audit Committee will assist the Board of Directors (the “Board”) in fulfilling their oversight responsibilities. To do this, the Audit Committee will review: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s system of internal audit function and the independent auditor; and (iv) the Company’s compliance with legal and regulatory requirements, including disclosure controls and procedures.

MEMBERSHIP

     The Audit Committee shall be comprised of no less than three directors, each of whom satisfy the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). The members of the Audit Committee shall be nominated by the Corporate Governance and Directors’ Nominating Committee and be appointed and replaced by the Board of Directors. An Audit Committee member may not simultaneously serve on the audit committees of more than two other public companies, unless the Board of Directors determined that such simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee. Each member will be “financially literate” (or will become so within a reasonable time after his or her appointment to the Audit Committee), and at least one member of the Audit Committee shall have accounting or related financial management expertise as determined by the Board in its business judgment. The Board may presume that a person who satisfies the definition of audit committee financial expert set out in Item 401(e) of Regulation S-K has accounting or related financial management expertise.

MEETINGS

     The Audit Committee shall meet at least four times each year or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee shall meet regularly in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time, as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

DUTIES AND RESPONSIBILITIES

     The Audit Committee shall:

A.   Audit Committee Charter/Report

1.	Review and reassess the Audit Committee Charter (the “Charter”) as conditions dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

2.	Review and approve the Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.   Independent Auditor

1.	Have sole authority to appoint, discharge and replace the independent auditor. The Audit Committee shall consult with management, but shall not delegate this responsibility.

2.	Review and evaluate the lead partner of the independent auditor team.

3.	Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

4.	At least annually, obtain and review a report by the independent auditor describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company to assess the auditor’s independence.

5.	Pre-approve all auditing services, internal control-related services and permitted non-audit services to be provided by the independent auditor (subject to a de-minimus exception under the Exchange Act, disclose all non-auditing services to investors in periodic reports, and review the independent auditor’s proposed audit scope and approach.

6.	Review and discuss with the independent auditor any documentation supplied by the auditor as to the nature and scope of any tax services to be approved, as well as the potential effects of the provision of such services on the auditor’s independence.

7.	Require that the independent auditor rotate the lead audit partner responsible for conducting or reviewing the audit on a regular basis, but no less frequently than every five years.

8.	Discuss with management and the independent auditor the Company’s annual audited financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

9.	Discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

10.	Discuss with management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee shall discuss the type of information to be provided and the type of presentation to be made in the Company’s earnings press releases.

11.	Obtain and review the independent auditor’s reports describing the Company’s critical accounting policies and practices to be used in the audit, the details and ramifications of all alternative treatments of financial information within generally accepted accounting principles discussed with management and the treatment preferred by the independent auditor, all material written communications between the independent auditor and management internal quality control procedures, and any material issues raised by the most recent internal review of the Company or any external inquiry or investigation and any steps taken to deal with such issues.

12.	Resolve disagreements between Company management and the independent auditor.

13.	Consult with the independent auditor regarding internal controls, the fullness and accuracy of the Company’s financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

14.	Require that the independent auditor inform the Audit Committee of any fraud, illegal acts or deficiencies in internal controls.

15.	Establish and recommend to the Board clear policies with respect to the hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

C.   Internal Auditors and Management

1.	Review and approve the internal audit function at least annually.

2.	Review the regular quarterly internal reports to management prepared by the internal auditing department and management’s response.

3.	Review the activities, organizational structure, and qualifications of the internal audit department.

D.   Financial Reporting and Risk Control

1.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements and consider their impact on the financial statements.

2.	In consultation with the independent auditor and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

3.	Consider the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

4.	Discuss policies with respect to risk assessment and risk management with management and the independent auditor.

5.	Review and discuss with management and the independent auditor the Company’s annual and interim financial statements and determine whether they are complete and consistent with the information known to committee members, and assess whether the financial statements reflect appropriate accounting principles.

6.	Review with management and the independent auditor the accounting treatment accorded significant transactions, any significant accounting issues, the development, selection and disclosure of critical accounting estimates, regulatory and accounting initiatives, and off-balance sheet structures, and the Company’s use of reserves and accruals.

7.	Following completion of the annual audit, review separately with each of management, the independent auditor and the internal auditing department any audit problems or difficulties encountered during the course of the audit, management’s response to such problems, any restrictions on the scope of work or access to required information, and any significant disagreement among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

8.	Consider and approve major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

9.	Review with the independent auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented by management.

10.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

E.   Legal Compliance

1.	In the course of performing the goals and responsibilities set forth in the Charter, the Audit Committee shall use its best efforts to ensure compliance with the rules and regulations promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, the Statements on Auditing Standards issued by the American Institute of Certified Public Accountants and the applicable requirements of the New York Stock Exchange.

2.	Ensure that management has the proper review system in place to ensure that the Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public, comply with applicable legal requirements.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.	Review any evidence of material violations of securities law, breach of fiduciary duty or similar violation by the Company or any Company agent disclosed to it by the Company’s counsel.

5.	Review legal compliance matters with the Company’s counsel that could have a significant impact on the Company’s financial statements.

6.	Review and ensure that disclosures regarding exemption from audit committee requirements appear in, or are incorporated by reference into, annual reports filed with the SEC.

7.	Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company’s expense. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

8.	Report regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function.

9.	May form and delegate authority to subcommittees, comprised of one or more members of the Committee, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. Each subcommittee shall have the full power and authority of the Audit Committee within the authority delegated to the subcommittee or member(s).

10.	Undergo an annual performance evaluation of itself.

11.	Perform such other activities, as the Board of Directors may from time to time deem necessary or appropriate.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

Hecla Mining Company

Compensation Committee Charter

PURPOSE

     The Compensation Committee (the “Committee”) will assist the independent members of the Board of Directors in establishing a compensation program for the Chief Executive Officer (“CEO”), and will assist the entire Board of Directors in establishing a compensation program for other officers and key executives that is effective in attracting and retaining such officers and key executives, and that is administered fairly and in the shareholders’ interest. The Committee will advise the Board on matters relating to executive compensation policy, the administration of Board or shareholder approved stock based plans, and the establishment or management of other benefit programs. The Committee will exercise broad oversight of the Company’s compliance with legal and regulatory requirements governing compensation and related issues.

MEMBERSHIP

     The Committee shall be comprised of not less than three directors, each of whom satisfies the independence requirements of any applicable laws and regulations. Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162 (m) of the Internal Revenue Code. The members of the Compensation Committee shall be nominated by the Corporate Governance and Directors’ Nominating Committee and be appointed and replaced by the Board of Directors.

MEETINGS

     The Committee shall meet at least two times each year or more frequently, as circumstances dictate.

DUTIES AND RESPONSIBILITIES

     The Compensation Committee shall:

A.   Compensation Committee Charter/Report

1.	Review and reassess the Compensation Committee Charter (the “Charter”) as conditions dictate, but not less frequently than annually, and recommend any proposed changes to the Board for approval.

2.	Review and approve the Compensation Committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

B.   Compensation

1.	Annually review and recommend to the independent members of the Board of Directors the corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent members of the Board of Directors the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will consider in addition to other relevant factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the CEO in past years.

2.	Annually review and make recommendations to the Board with respect to non-CEO compensation, including all directors, officers and other key executives, incentive compensation plans and equity-based plans.

B-1

3.	Review and recommend to the Board compensation programs or the revision of such programs covering the Company’s key executive group, including 401(k) plans and executive deferral plans, and, in consultation with the CEO, recommend to the Board individual compensation awards for the non-CEO key executive group.

4.	Review and recommend to the Board performance measures and goals for the Company’s performance plans and, in consultation with the CEO, assist in the evaluation of the key executive groups’ performance as compared to the criteria for earning awards under the plan and recommend to the Board the non-CEO awards under the plan.

5.	Evaluate competitive pay levels for key executives based on reliable industry analyses; and approve the “peer group” companies to be included in competitive compensation comparisons.

6.	Review those major compensation or benefit programs involving stock or commitments beyond one year (pension, profit-sharing, employment contracts, etc.) and recommend the action to be taken by the Board with respect to such plans.

7.	Award stock based grants and related benefits and conditions under any approved stock based plans.

8.	Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company’s expense. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

9.	Have the ability to form and delegate authority to subcommittees, comprised of one or more members of the Compensation Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Compensation Committee within the authority delegated to the subcommittee or member(s).

10.	Make regular reports to the Board.

11.	Undergo an annual performance evaluation of itself.

12.	Perform such other activities, as the Board of Directors may from time to time deem necessary or appropriate.

B-2

APPENDIX C

Hecla Mining Company

Corporate Governance and Directors’ Nominating Committee Charter

PURPOSE

     The Corporate Governance and Directors’ Nominating Committee shall seek and recommend to the Board qualified candidates for election or appointment to the Company’s Board of Directors and standing committees of the Board of Directors. The Corporate Governance and Directors’ Nominating Committee shall also take a leadership role in shaping and recommending to the Board of Directors corporate governance and practices and monitoring corporate compliance with these policies and practices.

MEMBERSHIP

     The Corporate Governance and Directors’ Nominating Committee of the Board of Directors shall be comprised no less than three directors, each of whom satisfy the independence requirements of any applicable laws and regulations. The members of the Corporate Governance and Directors’ Nominating Committee shall be appointed and replaced by the Board of Directors.

MEETINGS

     The Corporate Governance and Directors’ Nominating Committee shall meet at least once each year or more frequently as circumstances dictate.

DUTIES AND RESPONSIBILITIES

     The Corporate Governance and Directors’ Nominating Committee shall:

A.   Corporate Governance

1.	Develop Corporate Governance Guidelines and recommend such guidelines or revisions of such guidelines to the Board of Directors. The Corporate Governance and Directors Nominating Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

2.	Review and assess the adequacy of the Company’s Code of Ethics for Financial Professionals and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Company’s culture and business practices.

3.	Review at least annually the Company’s By-laws and make recommendations for changes to the Board of Directors.

4.	Monitor the development of corporate governance, distribute information on corporate governance, as appropriate, to members of the Board, and take a leadership role in shaping the corporate governance of the Company.

B.   Directors Nominating

1.	Assist the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders, at a special meeting of shareholders, or to fill a vacancy on the Board.

C-1

2.	Review the appropriateness of the size of the Board of Directors relative to its various responsibilities. Review the overall composition of the Board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

3.	Recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board of Directors.

4.	Review candidates nominated or recommended by shareholders.

5.	Have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

C.   Additional Powers and Responsibilities

1.	Engage such independent legal and other advisors, as it deems necessary or appropriate to carry out its responsibilities at the Company’s expense. Such independent advisors may be the regular advisors to the Company. The Corporate Governance and Directors’ Nominating Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Corporate Governance and Directors’ Nominating Committee.

2.	On an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

3.	Have the ability to form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate. Each subcommittee shall have the full power and authority of the Corporate Governance and Directors’ Nominating Committee within the authority delegated to the subcommittee or member(s).

4.	Make regular reports to the Board.

5.	Undergo an annual performance evaluation of itself.

6.	Perform such other activities as the Board of Directors may from time to time deem necessary or appropriate.

C-2

DRIVING DIRECTIONS

  From the West via I-90

  Follow I-90 East to Spokane, Washington

  Take Exit 280/Maple St.

  Turn Left onto S. Walnut St.

  Turn Right onto W. 3rd Ave.

  Turn Left onto S. Post St.

  The Davenport Hotel is on the left side

  From the East via I-90

  Follow I-90 West to Spokane, Washington

  Take Exit 280B/Lincoln St.

  Turn Right onto W. 3rd Ave.

  Turn Left onto S. Post St.

  The Davenport Hotel is on the left side

HECLA MINING COMPANY
6500 NORTH MINERAL DRIVE
SUITE 200
COEUR D' ALENE, ID 83815

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Hecla Mining Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HECLA1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HECLA MINING COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1.

Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF DIRECTORS
	01) Ted Crumley 02) Charles B. Stanley 03) Terry V. Rogers		☐	☐	☐

2.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the three nominees for Director.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NOTE: The Proxy must be signed exactly as your name or names appear(s) on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

HECLA MINING COMPANY
6500 N. Mneral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF	ANNUAL MEETING OF SHAREHOLDERS
THE BOARD OF DIRECTORS	May 4, 2007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1.

     The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and PHILIP C. WOLF, and each of them, proxies of the undersigned, with full power of substitution, to attend the Corporation’s Annual Meeting of Shareholders on May 4, 2007, and any adjournments or postponements thereof, and there to vote the undersigned’s shares of Common Stock of the Corporation on the matters listed on the reverse side as described in the Board of Directors' Proxy Statement for such meeting, a copy of which has been received by the undersigned.